UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

BANK FIRST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

2025
PROXY

402 N. 8th Street

P.O. Box 10

Manitowoc, Wisconsin 54221-0010

(920) 652-3360

April 24, 2026

Dear Shareholder:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Company”), the holding company for Bank First, N.A., which will be held on Monday, June 15, 2026, at 4:00 p.m., Central Daylight Time, at the Franciscan Center for Music Education and Performance, located at 6751 Calumet Avenue, Manitowoc, Wisconsin 54220. Refreshments will be served following the meeting.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describes the formal business to be acted upon at the Annual Meeting. The Proxy Statement and Annual Report on Form 10-K can be accessed at www.envisionreports.com/BFC or on our website at www.bankfirst.com. We expect directors and officers of the Company, as well as representatives of the Company’s auditors, to be present at the Annual Meeting to respond to any shareholder questions. Shareholders may also ask questions and provide comments before the Annual Meeting by contacting our Shareholder Services team at (920) 652-3360 or shareholderservices@bankfirst.com.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to complete and vote and submit your proxy online, by telephone, or by mail to ensure a quorum. If you vote your shares before the Annual Meeting, you will have the right to revoke your proxy and vote your shares by one of the methods described in this Proxy Statement.

We hope you will plan to attend our Annual Meeting on Monday, June 15, 2026. If you have any questions regarding any of the information provided herein, please do not hesitate to contact the Company’s Corporate Secretary, Kelly Dvorak, at (920) 652-3244 or kdvorak@bankfirst.com, or the Company’s Shareholder Services Officer, Lori Sisel, at (920) 863-1028 or lsisel@bankfirst.com. On behalf of our Board of Directors and Senior Management Team, thank you for your continued investment in Bank First Corporation. We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael B. Molepske

Chairman of the Board and Chief Executive Officer

402 N. 8th Street

P.O. Box 10

Manitowoc, Wisconsin 54221-0010

(920) 652-3360

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	Monday, June 15, 2026

TIME:	4:00 p.m., Central Daylight Time

LOCATION:	Franciscan Center for Music Education and Performance

located at 6751 Calumet Avenue, Manitowoc, Wisconsin 54220

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Company”) will be held on Monday, June 15, 2026, at 4:00 p.m., Central Daylight Time, for the following purposes, all of which are described in greater detail in the accompanying Proxy Statement:

(1)	To elect three (3) directors of the Company, each for a three-year term and in each case until their successors are elected and qualified;

(2)	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)	To approve the compensation of the Company’s named executive officers through an advisory vote;

(4)	To approve an amendment to the Company’s Restated Articles of Incorporation to modify shareholder approval requirements for certain fundamental transactions; and

(5)	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.

The Company’s Board of Directors has fixed the close of business on April 6, 2026, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting online or at any adjournments or postponements thereof. If there are insufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.

It is important that your shares be represented and voted at the meeting, regardless of the number of shares you own. Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares promptly online, by telephone, or by completing and returning a physical proxy card. Voting instructions are included in this Proxy Statement and printed on the proxy card. You can revoke a proxy before it is exercised at the meeting by following the instructions in the Proxy Statement.

By Order of the Board of Directors

Kelly M. Dvorak, Corporate Secretary

Manitowoc, Wisconsin

April 24, 2026

Important Notice Regarding the Availability of

Proxy Materials for the ANNUAL Shareholder Meeting to be held on June 15, 2026:

The notice of the annual meeting, proxy statement, proxy card and the 2025 annual report for the period ending

December 31, 2025, are available at https://www.envisionreports.com/BFC

Whether or not you plan to attend the meeting, please vote online, by telephone,

or by completing and returning a physical proxy card.

TABLE OF CONTENTS

About the Annual Meeting	1

Voting Information	2

Proposal 1 – Election of Directors	5

Named Executive Officers	8

Corporate Governance	9

Corporate Social Responsibility and Sustainability Highlights	13

Committees of the Board of Directors	15

Director Compensation	19

Compensation Discussion and Analysis	20

Section 16(a) Beneficial Ownership Reporting Compliance	36

Common Stock Ownership of Certain Beneficial Owners and Management	36

Certain Relationships and Related Party Transactions	37

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	38

Information Regarding the Company’s Independent Registered Public Accounting Firm	38

Audit Committee Report	39

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation	40

Proposal 4 – Approval of Amendment to the Articles of Incorporation to Modify Shareholder Approval Requirements for Certain Fundamental Transactions	41

Submission of Shareholder Proposals and Shareholder Communications	42

Additional Information	43

Other Matters	43

BANK FIRST CORPORATION

402 N. 8th Street

P.O. Box 10

Manitowoc, Wisconsin 54221-0010

(920) 652-3360

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 15, 2026

ABOUT THE ANNUAL MEETING

This Proxy Statement is provided by the Board of Directors of Bank First Corporation (the “Company”) in connection with our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of the meeting. It describes the proposals to be voted on at the Annual Meeting and the voting process and includes certain other information.

The Annual Meeting will be held at the Franciscan Center for Music Education and Performance, 6751 Calumet Avenue, Manitowoc, Wisconsin 54220, on Monday, June 15, 2026, at 4:00 p.m., Central Daylight Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Unless the context indicates otherwise, all references in this Proxy Statement to “we,” “us,” “our,” “the Company,” and “Bank First” refer to Bank First Corporation and its wholly-owned subsidiary, Bank First, N.A., and the “Bank” refers to Bank First, N.A.

Notice of Internet Availability of Proxy Materials

The meeting notice, containing information regarding the availability of proxy materials for the 2026 Annual Meeting of Shareholders, is being mailed to shareholders of record on or around April 24, 2026. Shareholders can access the proxy materials electronically and vote their shares at www.envisionreports.com/BFC. The meeting notice will also contain instructions for requesting a paper copy of the proxy materials. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2025 annual report, to shareholders by providing access to these documents online instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, most shareholders will only receive a notice that provides instructions for accessing and reviewing our proxy materials online. We have chosen electronic access to our proxy materials to save the Company the cost of producing and mailing these documents. We believe this expedites shareholder receipt of proxy materials, lowers the costs we incur, and conserves natural resources. The notice also provides instructions on submitting your proxy and voting online or by phone. If you would like to receive a printed copy or emailed copy of our proxy materials free of charge, please follow the instructions set forth in the notice to request the materials. If you receive more than one notice, it means that your shares are held in multiple accounts. To ensure that all shares are voted, please vote each account separately.

Purpose of Meeting

Shareholders will be asked to vote on the following matters at the Annual Meeting:

(1)	To elect three (3) directors of the Company, each for three-year terms and in each case until their successors are elected and qualified;

(2)	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)	To approve the compensation of the Company’s named executive officers through an advisory vote;

(4)	To approve an amendment to the Company’s Restated Articles of Incorporation to modify shareholder approval requirements for certain fundamental transactions; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.

In addition, management will report on the Company’s performance for the fiscal year ended December 31, 2025, and will respond to shareholders’ questions.

Voting Recommendation

Proposal	Board’s Recommendation	Reasons for Recommendation	See page
1. Election of three (3) directors	FOR	The Board and the Governance and Nominating Committee believe the three Board nominees possess the skills, experience, and knowledge to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	5
2. Ratification of Independent Registered Public Accounting Firm	FOR	Based on the Audit Committee’s assessment of Forvis Mazars, LLP’s qualifications and performance, the Audit Committee believes Forvis Mazars, LLP’s retention as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, is in the Company’s best interest.	39
3. Advisory Vote on Named Executive Officer Compensation	FOR	The Board and the Compensation Committee believe that the compensation of the Company’s named executive officers aligns with the Company’s compensation philosophy and its long-term strategic goals.	41
4. Approve the amendment to Article VIII of the Company’s Restated Articles of Incorporation	FOR	Article VIII of the Restated Articles of Incorporation currently requires a supermajority vote to approve certain mergers and sales of all or substantially all of the Company’s assets. The amendment would align the voting thresholds and the circumstances requiring shareholder approval under Article VIII with the Wisconsin Business Corporation Law. The Board believes Wisconsin law provides robust shareholder protections and that the supermajority requirement can limit strategic flexibility, delay or prevent value-enhancing transactions, and give minority shareholders disproportionate blocking power.	42

VOTING INFORMATION

Record Date and Shareholders Entitled to Vote

Each share of the Company’s common stock issued and outstanding as of the close of business on April 6, 2026 (the “Record Date”) is entitled to receive notice of and is entitled to one vote on all matters to be voted upon at the Annual Meeting. If you were a shareholder of record on the Record Date, you are entitled to vote all the shares that you held on that date at the Annual Meeting or any postponements or adjournments thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at our principal office during ordinary business hours, beginning two business days after the meeting notice is mailed through the completion of the Annual Meeting, including any adjournment or postponement thereof.

Outstanding Shares and Quorum

On the Record Date, there were 11,222,441 shares of the Company’s common stock outstanding. A quorum of shareholders is necessary to hold a valid shareholder meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of outstanding common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Thus, the holders of common stock representing at least 5,611,221 votes will be required to establish a quorum. No shares of preferred or other capital stock were outstanding as of the Record Date. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies.

Procedures for Voting by Proxy

Shareholders of Record: Shares Registered Directly in Your Name. Shareholders of record may vote their shares in person during the Annual Meeting or submit a proxy to cause their shares to be represented and voted at the Annual Meeting. Shareholders of record may grant a proxy with respect to their shares by mail, telephone or online by following the instructions on the meeting notice. Granting a proxy by telephone or online will be available up to the date of the Annual Meeting. Voting instructions appear on your proxy card. If you grant a proxy by telephone or online, please have your proxy notice available. The Company must receive your vote no later than 11:59 p.m. Central Daylight Time, on June 14, 2026, for your vote to be counted at the Annual Meeting.

If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the ratification of the Company’s independent registered public accounting firm, “FOR” the approval of the named executive officer compensation, and “FOR” the amendment to Article VIII of the Restated Articles of Incorporation. If any director nominee becomes unavailable for election for any reason before the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy (one of the individuals named in this Proxy Statement) will vote for the substitute nominee. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares as recommended by the Board.

Beneficial Holders: Shares Registered in the Name of Broker, Bank or Other Agent. If your shares are held by your broker, bank, or other agent as your nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name,” and you will receive our proxy materials from that organization rather than from the Company. If this is the case, you are not the “record holder” of such shares, and you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank, or other agent to vote your shares. To attend the Annual Meeting, you must also register in advance and submit proof of your “legal proxy” from your broker, bank, or other reflecting your Company common stock ownership. If you fail to bring such legal proxy to the Annual Meeting, you will not be able to vote your shares in person at the Annual Meeting.

Brokers, banks, or other agents that have not received voting instructions from their customers cannot vote on their customers’ behalf with respect to proposals that are not “routine” but may vote their customers’ shares with respect to proposals that are “routine.” Shares that brokers, banks, and other agents are not authorized to vote are called “broker non-votes.” The ratification of the Company’s independent registered public accounting firm is a routine proposal, while all other proposals in this proxy statement (including the election of directors, matters involving executive compensation, and the amendment to Article VIII of the Restated Articles of Incorporation) are not “routine” proposals. Therefore, if you are a beneficial holder and if you submit a voting instruction form to your bank, broker or other nominee but do not specify how to vote your shares, your shares will be voted in the bank, broker or other nominee’s discretion with respect to the ratification of the Company’s independent registered public accounting firm, but such shares will not be voted with respect to the election of directors, matters involving executive compensation, and the amendment to Article VIII of the Restated Articles of Incorporation.

The proxy solicited hereby, if properly voted and not revoked prior to its use, will be voted in accordance with the directions contained therein. The inspector of election appointed by the Company for the Annual Meeting will count votes on the day of the Annual Meeting. The Board has appointed Chairman of the Board of Directors Michael B. Molepske and Chief Legal Counsel and Corporate Secretary Kelly M. Dvorak to serve as the proxies for the Annual Meeting.

Requirements for Shareholder Approval

Proposal 1: In voting for the proposal to elect three directors, you may vote in favor of all nominees or withhold your votes as to all or specific nominees. For the director nominees to be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors and must receive more votes cast in favor of that nominee than against the nominee. As a result, if you withhold your vote for one or more nominees, it will not affect the outcome of the election unless you cast that vote for a competing nominee. As of the date of this Proxy Statement, we do not know of any competing nominees. Shareholders are not entitled to cumulative voting in the election of our directors. Accordingly, you may cast only one vote per share of our common stock for each nominee to the Board.

Proposal 2: In voting on the proposal to approve the ratification of the Company’s independent registered public accounting firm, you may vote for, against, or abstain from voting. To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, the proposal must receive more votes in favor of the proposal than against the proposal.

Proposal 3: In voting on the proposal to approve the compensation of the Company’s named executive officers on an advisory basis, you may vote for, against, or abstain from voting. To approve the compensation of the Company’s named executive officers on an advisory basis, the proposal must receive more votes in favor of the proposal than against the proposal.

Proposal 4: In voting on the proposal to approve the amendment to the Company’s Restated Articles of Incorporation, you may vote for, against, or abstain from voting. To approve the amendment to the Restated Articles of Incorporation, the proposal must receive the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment.

Abstentions and Broker Non-Votes

Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, failure to vote, votes withheld, and abstentions will not affect the outcome of the vote because directors are elected by a plurality of the votes cast. For the ratification of the appointment of the Company’s independent registered public accounting firm and the advisory vote on the compensation of the Company’s named executive officers, failure to vote, votes withheld, and abstentions will not affect the outcome of the vote. For the approval of the amendment to the Company’s Restated Articles of Incorporation, failure to vote, votes withheld, and abstentions will have the same effect as a vote “AGAINST” the proposal.

Proxies relating to “street name” shares that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting to determine the presence or absence of a quorum. Broker non-votes will be considered present for the purpose of establishing a quorum but will not be treated as shares entitled to vote on such matters. Broker non-votes will not affect the outcome of the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm and the advisory vote on the compensation of the Company’s named executive officers. Broker non-votes will have the same effect as a vote “AGAINST” the amendment proposal.

Proxy Solicitation

This Proxy Statement is furnished to the Company’s shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. The Company will bear the cost of soliciting proxies. The Company also made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of the Company’s common stock.

Proxy Revocation and Changing My Vote

A proxy may be changed or revoked at any time before it is exercised by (i) filing a written notice of revocation with the Chief Legal Counsel and Corporate Secretary of the Company (Kelly M. Dvorak, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010); (ii) submitting a duly executed proxy bearing a later date which the Company receives at any time before the Annual Meeting date; (iii) voting again by telephone or online before 11:59 p.m. Central Daylight Time, on June 14, 2026; or (iv) appearing at the Annual Meeting and voting in person. Please note that attending the Annual Meeting in person will not automatically change or revoke your proxy unless you vote again in person at the Annual Meeting.

If your shares are held by your broker, bank, or other agent as your nominee, you should follow the instructions provided by your broker, bank, or other agent.

Voting Results

The Company will publish the voting results in a Current Report on Form 8-K, filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Other Matters

Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy may contact Chief Legal Counsel and Corporate Secretary Kelly M. Dvorak at Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010 or by phone at (920) 652-3244 or by email at kdvorak@bankfirst.com.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Articles of Incorporation and Bylaws of the Company provide that the Board of Directors of the Company shall be divided into three classes, which are as equal in number as possible, and that the members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. A resolution of the Company’s Board of Directors adopted pursuant to the Company’s Bylaws has established the number of directors at a maximum of twelve (12).

There are three (3) nominees for election to the Board of Directors at the Annual Meeting, each to serve a three-year term. Each of the director nominees is also a member of the Board of Directors of the Bank, a wholly owned subsidiary of the Company. Information regarding the business experience of each nominee is included below. There are no arrangements or understandings between any of the directors and any other person pursuant to which they were selected as directors. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

Each proxy executed and returned by a shareholder will be voted FOR the election of the director nominees listed below unless otherwise directed. Currently, the Board of Directors expects that all nominees will be available to serve as directors. If any person named as a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors.

Nominees for Election as Directors

The following is a summary of information regarding the director nominees, including the name of each director nominee, their experience and qualifications, each of the positions and offices they hold with the Company, their term of office as a director, and all periods during which they have served as a director of the Company. If elected, the director nominees will serve a three-year term expiring in 2029.

STEVEN M. ELDRED

Mr. Eldred served for more than three decades as the Chairman and CEO of Centre 1 Bancorp, Inc., parent company of First National Bank and Trust (“FNBT”), which was acquired by the Company effective January 1, 2026. A fourth-generation community banker, Mr. Eldred built his career at FNBT across operations, lending, and executive leadership, providing a comprehensive perspective on community banking. Mr. Eldred is deeply committed to community involvement and has long supported organizations focused on health, economic development, and youth programs. He currently serves as a trustee of Beloit College and on the board of the Beloit 200 Development Corporation. He has also supported the Boys & Girls Club, Junior Achievement, and Ducks Unlimited. His extensive banking experience and genuine commitment to the Beloit and surrounding communities will make him a valuable addition to the Bank First Board. He was elected to the Company’s Board of Directors on January 13, 2026, and is a director nominee at this year’s Annual Shareholder Meeting.

TIMOTHY J. MCFARLANE

Mr. McFarlane began his banking career in 1988 as a credit analyst at Valley Bank in Oshkosh, Wisconsin. From 1990 to 1995, he held progressive leadership roles in business banking at Bank One in Fond du Lac. From 1995 to 2003, he served as Community Bank President at Associated Bank, where he consistently grew market share, built and developed a high performing team, and enhanced the bank’s overall performance in the Fond du Lac market. In 2003, Mr. McFarlane joined Hometown Bank in Fond du Lac as President and was subsequently appointed Chief Executive Officer and Chairman of the Board. During his tenure, he led significant organic growth and successfully executed two strategic acquisitions, expanding the organization by six branch locations and more than $240 million in assets. Under his leadership, Hometown Bank grew from $189 million to $654 million in total assets. Mr. McFarlane joined Bank First in February 2023 as part of the merger of Bank First and Hometown Bank and serves as President. He oversees the Bank’s retail and business banking functions, along with Marketing, Human Resources, Credit Administration, Deposit and Loan Operations, Information Technology, and Trust & Wealth Management. He plays a key role in shaping the overall strategy and ensuring the Bank delivers value to employees, customers, shareholders, and the communities it serves. Mr. McFarlane serves on the Board of Directors of WELS Church Extension Fund, Inc., a faith-based financial ministry that provides loans and grants to support church and school expansion projects. He also serves as a member of the Board of Directors of Ansay & Associates, LLC, one of the largest and fastest growing independent insurance agencies in the State of Wisconsin. He is a graduate of the University of Wisconsin - Oshkosh, where he earned a Bachelor of Business Administration degree. Mr. McFarlane is a director nominee at this year’s Annual Shareholder Meeting.

TODD A. SPRANG

Mr. Sprang is a Certified Public Accountant with extensive experience in the financial services industry. For the past 20 years, he served as the engagement signing partner, leading teams that provided audit, tax, and consulting services to clients in the financial services industry, including banks, credit unions, insurance companies, trust companies, and other financial services entities. From 2010 to 2025, he served as a principal at CliftonLarsonAllen LLP, where he led the financial services industry practice across multiple regions and was a member of the national industry leadership group. Over his 35-year career, his responsibilities also included various local, regional, and national financial services industry leadership roles at large, nationally recognized public accounting firms in the United States, while serving as the lead partner or concurring partner on engagements for publicly traded entities throughout the United States. Mr. Sprang graduated from the University of Wisconsin - Madison with a Bachelor of Business Administration – Accounting and Marketing. Drawing on a robust background in public accounting and a sophisticated understanding of financial services, Mr. Sprang is poised to offer insights that will elevate board discussions, enhance fiscal oversight, and contribute meaningfully to long-term value creation for our shareholders. He joined the Company’s Board of Directors in October 2025. He will contribute his extensive experience in public accounting and financial services to support the Bank’s commitment to transparency, sound governance, and rigorous oversight. Mr. Sprang is a director nominee at this year’s Annual Shareholder Meeting.

The Board of Directors UNANIMOUSLY recommends you vote “FOR” each of the above nominees for election to the Board of Directors.

Directors Continuing in Office

The following is a summary of information regarding the continuing directors, including the name of each director, their experience and qualifications, each of the positions and offices they hold with the Company, their term of office as a director, and all periods during which they have served as a Director of the Company.

Directors Whose Terms Expire in 2027

MARY-KAY H. BOURBULAS

Ms. Bourbulas served on the Board of Directors of Partnership Community Bancshares, Inc. from 2013 to 2019, which was acquired by Bank First Corporation, effective July 12, 2019. She is a co-owner, founder and manager of Handen Distillery, a grain-to-bottle craft distillery in Cedarburg, Wisconsin. Before opening the distillery in 2017, Ms. Bourbulas provided asset-based workout consulting for secured assets and distressed loans from 2006 to 2015. She also has an extensive background in securities management, having begun her career at Stein Roe & Farnham, a former Chicago-based investment advisory firm, in 1985. She then spent fourteen years at Strong Capital Management, leading the high-yield municipal department and credit team. Ms. Bourbulas holds a bachelor’s degree in economics from Northwestern University. She has been a resident of the city of Cedarburg for over 30 years and is very active in local government. She currently serves on the city’s Finance Committee, Board of Review, and Community Development Authority. She became a director of the Company and Bank in July 2019. She currently serves as the Company’s Lead Independent Director.

ERIN A. DAVIS

Ms. Davis is the Chief Executive Officer of Quality Roasting, Inc. Quality Roasting is a Wisconsin-based soybean processing company, manufacturing soybean products for the feed and food industries. She joined Quality Roasting in 2016 as the Director of Business Operations. In 2020, Ms. Davis founded QR Transport, LLC, a bulk transportation company offering food grade hauling services. Before her roles at Quality Roasting, she worked for the Swedish-based company Tetra Pak, where she held various engineering, sales, and management roles in its dairy food processing division. Ms. Davis earned her bachelor’s degree in chemical engineering with an emphasis in food processing from the University of Minnesota - Twin Cities. She joined the Board of Directors in 2024.

ROBERT D. GREGORSKI

Mr. Gregorski is the founder and principal of Gregorski Development, LLC, a commercial real estate development company based in Menasha, Wisconsin. Formed in 2002, the company’s portfolio of properties has grown to include single tenant retail buildings, multi-tenant retail buildings, ground-leased properties, vacant commercial land, and multi-family residential properties. As a real estate developer, Mr. Gregorski is involved in all aspects of the sale, purchase, and development of commercial and multi-family residential properties, including site identification and acquisition, entitlement, due diligence, financing, construction, and property management. He has formed strategic alliances in the industry and focuses on maintaining the utmost integrity with every project. Previously, Mr. Gregorski served as a partner at Alpert & Gregorski, LLP, a personal injury law firm based in Manitowoc. Mr. Gregorski received his bachelor’s degree from the University of Wisconsin - Madison in 1984 and his Juris Doctor degree from the University of Wisconsin Law School in 1988. Mr. Gregorski became a director of the Company and Bank in October 2010.

PHILLIP R. MAPLES

Mr. Maples is a partner at the law firm of DeWitt, LLP and has been practicing law since 1992. He has an active statewide practice with a focus on wealth planning. He also works frequently with large corporate and agribusiness clients on transactional and structural planning, business succession and with their principals on estate, gift, and income tax issues. Mr. Maples formerly served as outside general counsel to the Holstein Association, USA, the world’s largest dairy breed association. Working within his firm’s wealth planning practice group, he provides counsel on wealth transfer and related tax issues, along with the development and implementation of complex estate plans. He also works within the probate and trust administration areas and in the resolution of business disputes. As a board member for several private companies, Mr. Maples has extensive experience working with and counseling clients on corporate governance and strategic issues. Mr. Maples spent six years with the management team of a local manufacturer leading their operational and legal departments. He was partner at the law firm of Michael Best from 2016 to 2024 and a shareholder at the law firm of Whyte Hirschboeck Dudek, S.C. in Manitowoc from 1996 to 2009. Mr. Maples has been active in numerous community and statewide organizations throughout the years. He formerly served as President and on the Board of Directors and Executive Committee of the Museum of Wisconsin Art. Mr. Maples received his bachelor’s degree, with distinction, from the University of Wisconsin - Madison in 1988 and his Juris Doctor degree from the University of Wisconsin Law School in 1992, where he has returned to instruct in their practice skills program in of wealth planning. Mr. Maples joined the Company’s Board of Directors in 2021.

PETER J. VAN SISTINE

Mr. Van Sistine, a seasoned leader in financial technology and services, currently serves as the Founder and CEO of pvsfintechgroup since 2023. pvsfintechgroup is transforming the next generation of banking and fintech partnerships. Recently, he strengthened the firm’s strategic partnership with Finovifi expanding its offering across risk, fraud, compliance, core processing, and digital solutions to better support financial institutions navigating the rapid technology and regulatory changes. With over 40 years of experience in the industry, he has held various executive roles, including Global Enterprise Account Executive Vice President at NCR, a leading provider of self-service banking solutions. In this capacity, he concentrated on maintaining NCR’s leadership position in Customer Experience and Customer Journey offerings as a Service. Prior to NCR, he spent 27 years as Executive Vice President of Sales at FIS, where he spearheaded sales and marketing programs to drive new business and client retention metrics, supporting organic growth goals and strategic acquisitions. Earlier in his career, Mr. Van Sistine held senior roles at Metavante Corporation, gaining expertise in various financial technologies such as CRM, Digital Banking, Data Warehousing, and Executive Information Solutions. He has deep roots in community banking, drawing from his experiences at Valley Bank in Appleton, Wisconsin. Mr. Van Sistine attended both the University of Wisconsin and Northwestern University’s J.L. Kellogg Graduate School of Management. With his wealth of experience and visionary leadership, he brings invaluable expertise to the financial technology sector. He became a director of Bank First in September 2017 and was elected to the Company’s Board of Directors in 2018.

Directors Whose Terms Expire in 2028

DANIEL C. “SKIP” MCCONEGHY

Mr. McConeghy is Vice President, Chief Accounting and Tax Officer at Johnson Controls, a global leader in smart building technology solutions focused on safety, health, and sustainability. He serves as the company’s principal accounting officer, overseeing controllership, SEC reporting, technical accounting, and corporate operations. Additionally, he manages the company’s global tax strategy, including financial reporting, controversy management, and compliance. Since joining Johnson Controls in 2012, he has consolidated global tax resources, transformed indirect tax functions, and served as a member of the Automotive, Power Solutions, and Tyco transaction and integration teams. He also briefly served as interim controller in 2022 until he was appointed principal accounting officer. Prior to Johnson Controls, Mr. McConeghy spent 23 years at PwC as a global tax engagement partner and leader of their US Aerospace and Defense Practice, serving clients like The Boeing Company, Kimberly Clark, and McDonald’s. He holds a bachelor’s degree in accounting from the University of Wisconsin - Madison. Mr. McConeghy brings extensive experience in corporate finance, operational improvement, and compliance management. His dedication to developing streamlined processes and delivering long-term value makes him a valuable addition to the Board. He joined the Board of Directors in October 2024.

MICHAEL B. MOLEPSKE

Mr. Molepske is currently the Chief Executive Officer and Chairman of the Board of the Company and the Bank. In these roles, he provides strategic leadership by working with the Board of Directors and the Senior Management team to maintain the Bank’s Promise, Vision, and Culture, and to establish long-term goals, growth strategies, and processes and procedures for the Company and the Bank. Mr. Molepske’s primary objective is to ensure the Bank’s affairs are carried out competently, ethically, and in the best interests of our communities, customers, employees, and shareholders. From 1988 to 2005, Mr. Molepske served as a Credit Analyst, Business Banker, Senior Loan Officer, and Market President at Associated Bank, where he oversaw the lakeshore region’s commercial banking, private banking, credit administration, and treasury management functions. In 2005, Mr. Molepske joined the Bank as the Senior Loan Officer and Regional President. In this role, he was responsible for opening the Sheboygan Branch and overseeing and maintaining the integrity of the Bank’s loan portfolio by ensuring proper compliance with all lending policies and procedures. In June 2022, he was elected Chairman of the Board of Directors of both entities. Mr. Molepske currently serves on the Board of Directors for Rahr-West Museum Foundation. He is also a member of the Rules and Records Committees for the American Barefoot Club, a division of USA Water Ski and the World Barefoot Council, a division of the International Waterski & Wakeboard Federation. He also served for nine years as the President of Sheboygan County Pro-Am Charities, Inc., whose mission was to support women’s professional golf and to use excess proceeds raised to provide financial assistance to local charitable organizations. Mr. Molepske graduated from the University of Wisconsin - Madison with bachelor’s degrees in finance and management information systems. He later earned his Master of Business Administration degree from the University of Wisconsin - Milwaukee. Mr. Molepske is a proven leader with the vision and ability to successfully execute the Bank’s strategic initiatives. His attention to detail and extensive knowledge of the financial sector enable him to anticipate change and quickly adapt in a highly dynamic industry, and under his leadership, Bank First has experienced exceptional growth, strong asset quality, and profitability.

MICHAEL S. STAYER-SUPRICK

Mr. Stayer-Suprick is the retired third-generation CEO of family-owned Johnsonville Holdings, which includes a portfolio of businesses in the food, bioscience, and fabrication industries along with a venture capital fund. He has led the Johnsonville Sausage Group as President, focusing on international growth, merger and acquisition activities, and strategic corporate development. He serves on several boards in the Consumer Products and Bioscience industry. Prior to his current role, Mr. Stayer-Suprick was president of West Shore Industries from 1999 to 2009. He graduated from Southern Methodist University with a degree in economics and financial applications and earned his master’s degree from the Kellogg School of Management at Northwestern University. He joined the Board of Directors of the Company in July 2024.

Retiring Director

The following director is retiring from the Board of Directors as of the date of the Annual Shareholder Meeting.

STEPHEN E. JOHNSON

Mr. Johnson, retired, formerly served as Market President and Community Reinvestment Act (“CRA”) Officer for Bank First from 2017 through 2018. Before joining Bank First, Mr. Johnson was the Director of Compliance for First National Bank of Waupaca from 2016 to 2017 and served as Chairman of the Board of First National Bank of Waupaca as well as Waupaca Bancorporation, Inc. Preceding his move to the banking industry, Mr. Johnson was employed by Sentry Insurance A Mutual Company for over 35 years during which he served in various capacities to include director’s responsibilities in Operations Support and Underwriting Planning, Marketing Operations, Affinity Markets, and Consumer Products Underwriting. Mr. Johnson’s community activities include serving as a member of the Boards of Directors of the Waupaca County Emergency Food and Shelter Program, and the Western Golf Association/Evans Scholars Foundation. He also served on the Boards of the ThedaCare Foundation of Waupaca, the ThedaCare Family of Foundations, the Waupaca Area Community Foundation, and the Board of Education for the School District of Waupaca. Mr. Johnson graduated from the University of Southern California in 1978 with a Bachelor of Arts Degree in Psychology. He became a Director of Bank First in January 2019. During his tenure on the Board, he served on the Audit Committee, Compensation Committee, Governance and Nominating Committee, Loan Committee, and CRA Committee.

NAMED EXECUTIVE OFFICERS

Executive Officers Who Are Not Directors

The following is a summary of information with respect to the executive officers of the Company who are not directors, including their names, experience, qualifications, and the details of their respective positions within the Company. There are no arrangements or understandings between any of the executive officers and any other person pursuant to which they were selected as executive officers. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

KELLY M. DVORAK

Ms. Dvorak, 48, joined Bank First in 2017 as General Counsel and Corporate Secretary. Soon thereafter, she was promoted to Chief Legal Counsel, responsible for advising the Bank on matters related to contracts, securities, mergers and acquisitions, real estate, trusts and estates, and employment law. As Corporate Secretary, she manages all aspects of the Board of Directors’ meetings and committee meetings, ensuring compliance with corporate governance standards, maintaining accurate corporate records and acting as a key point of contact for legal and regulatory matters related to the Board. Ms. Dvorak also manages the Shareholder Services, Risk Management, and Compliance Departments. Ms. Dvorak started her legal career at Whyte Hirschboeck Dudek, S.C. in Madison and Milwaukee, where she worked in the litigation department from 2004 to 2010. From 2011 to 2017, she was the general counsel for DVO, Inc., an environmental engineering firm in Chilton, Wisconsin, where she advised the company on litigation and contract matters. Ms. Dvorak received a bachelor’s degree in political science from the University of Wisconsin – Madison in 2000 and a Juris Doctor degree from the University of Wisconsin Law School in 2004. She completed the University of Wisconsin Graduate School of Banking program in 2023. She serves on the Customer Advisory Board of UFS, LLC, and volunteers with Junior Achievement of Greater Green Bay.

JASON V. KREPLINE

Mr. Krepline, 51, joined the Company and Bank in 2005 as Vice President of Business Banking. Soon thereafter, he was promoted to Regional President and Senior Loan Officer, responsible for establishing the Bank’s footprint in Sheboygan while ensuring Bank First’s lending portfolio remained in line with its culture of superior credit quality. Since establishing the Sheboygan office in 2008, Bank First has seen exponential growth in that market under Mr. Krepline’s leadership. Today, Mr. Krepline serves as Bank First’s Chief Lending Officer, where he is responsible for overseeing the Bank’s business banking frontline operations along with providing leadership on Bank credit decisions. He also serves as Chair of the Bank’s Loan Committee. Before his tenure with Bank First, Mr. Krepline served Associated Bank for seven years in the positions of Credit Analyst, Business Banking Officer, and Vice President of Business Banking, where he was responsible for developing new and enhancing existing business banking relationships in the Sheboygan market. Mr. Krepline holds a Master of Business Administration Degree from Concordia University, with an emphasis on finance. He earned his bachelor’s degree in finance and economics from the University of Wisconsin - Eau Claire.

KEVIN M. LEMAHIEU

Mr. LeMahieu, 54, joined the Company and the Bank in August 2014 as Chief Financial Officer. In this role, he oversees the Bank’s finance activities as well as internal and public financial reporting functions. Mr. LeMahieu brings significant financial expertise to the Company, having served his entire professional career in the public accounting and finance fields. During his nine-year tenure with Beene Garter LLP from 1995 to 2004, Mr. LeMahieu was responsible for managing audit and review teams on engagements for clients in various industries. He was also a member of the efficiency task force, a group responsible for analyzing the firm’s audit and review approach and recommending solutions to maximize departmental efficiency. From 2004 to 2014, Mr. LeMahieu served as assurance services senior manager and director with CliftonLarsonAllen LLP, where he was responsible for managing audit and review teams on client engagements, working primarily with financial institutions. He also consulted with clients to provide cost and profit analysis, strategic merger guidance, accounting pronouncement interpretation, and internal control system guidance. Mr. LeMahieu graduated from Calvin University with a Bachelor of Science Degree in Accountancy. He is a member of the Wisconsin Bankers Association, American Institute of Certified Public Accountants and Wisconsin Institute of Certified Public Accountants. He earned his Certified Public Accountant designation in 1996 and is licensed in Wisconsin.

Officers of the Board of Directors (2025)

Chairman: Michael B. Molepske

Chief Executive Officer: Michael B. Molepske

Chief Financial Officer: Kevin M. LeMahieu

President: Timothy J. McFarlane

Chief Legal Counsel: Kelly M. Dvorak

Chief Lending Officer: Jason V. Krepline

During the previous ten (10) years, no director, person nominated to become a director, or executive officer of the Company was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person.

CORPORATE GOVERNANCE

Overview

We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. We will continue to monitor emerging developments in corporate governance and update our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders.

Board Leadership Structure

The Company is committed to strong Board leadership. Our governance framework allows the Board to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. In accordance with the Company’s Bylaws, our Board of Directors elects our Chairman and CEO, and these positions may be held by the same person or different individuals. Currently, the roles of Chairman of the Board and CEO are both held by Michael B. Molepske. The Board believes that combining these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is vital in unifying the Company’s strategy behind a single vision. Since one individual serves as our Chairman of the Board and CEO, the Board also nominated Mary-Kay H. Bourbulas as the Company’s Lead Independent Director for 2025.

The Chairman of the Board is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings in consultation with the Lead Independent Director, and providing information to Board members in advance of meetings and between meetings.

The Lead Independent Director is responsible for:

●	Working with the Chairman of the Board, Board and Corporate Secretary to set the agenda for Board meetings;

●	Calling regularly scheduled executive sessions of the independent and non-management directors;

●	Developing the agenda for and chairing executive sessions of the independent directors;

●	Acting as liaison between the independent directors and the Chairman of the Board on matters raised in such executive sessions;

●	Chairing Board meetings when the Chairman of the Board is not in attendance;

●	Attending meetings of the committees of the Board, as necessary or at their discretion, and communicating regularly with the chairs of the principal standing committees of the Board;

●	Working with the Chairman of the Board to ensure the conduct of Board meetings provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

●	Performing such other duties as may be requested from time to time by the Board, the independent directors, or the Chairman of the Board; and

●	Being available, upon request, for consultation and direct communication with major shareholders.

After careful consideration, the Board has determined that the Company’s current Board structure is the most appropriate leadership structure for the Company and its shareholders. From time to time, the Board leadership structure will be reevaluated to ensure it remains the most effective approach in serving the Company’s goals.

Executive Sessions

Our Bylaws provide for executive sessions of our non-management and independent directors, giving them a significant voice. Our Board believes this is a crucial governance practice, enabling the Board to discuss matters without management present.

Our independent directors meet in regularly scheduled executive sessions at least twice annually and at other times as may be deemed appropriate by the Company’s independent directors. Our Lead Independent Director presides over all executive sessions of the independent and non-management directors and sets the agenda for such sessions. Any independent director may call an executive session of independent directors at any time. The independent directors met at least twice in an executive session in 2025.

Role of Board in the Oversight of Risk

The Board has the ultimate authority and responsibility for overseeing our risk management. The Board monitors, reviews, and reacts to material enterprise risks that management identifies. The Board receives specific reports from management on financial, credit, liquidity, cybersecurity, artificial intelligence, interest rate, capital, operational, legal compliance, and reputation risks, as well as the degree of exposure to those risks. The Board helps ensure that management is appropriately focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Board committees are responsible for risk oversight in specific areas. The Audit Committee manages financial, accounting, and internal control risk management policies and also oversees the risk and compliance programs. The Compensation Committee assesses and monitors risks in our compensation program and determines the compensation for directors and named executive officers. The Governance and Nominating Committee oversees the nomination process and evaluation of the Board and is responsible for reviewing the Company’s policies and procedures. The Enterprise Risk Management Committee is primarily responsible for managing risk across the Company consistent with the Company’s strategic goals and objectives, risk culture, and risk appetite. The Asset and Liability Management Committee monitors our interest rate risk to structure our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. As discussed more fully below, the Information Technology Committee assesses, identifies, and manages material risks associated with cybersecurity threats.

Cybersecurity Risk Management and Strategy

Assessing, identifying and managing material risks from cybersecurity threats is critical for maintaining the security of the Company’s data and information systems, and is integrated into our enterprise risk management systems and processes. Over the past few years, the Board has also spent significant time overseeing management's efforts to address evolving and growing cyber- and technology-related risks and opportunities, including, most recently, the growth in the use and implementation of generative artificial intelligence. The Bank’s approach to cybersecurity risk management and strategy is based on the Cyber Risk Institute (“CRI”) Profile, which is a comprehensive, industry-standard cybersecurity framework tailored for the financial sector to assess risk and ensure regulatory compliance. The CRI incorporates cybersecurity-related principles from the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework, regulatory guidance, and concepts from other industry standards.

The CRI consists of two parts: Impact tiering, which is used to identify the Bank’s cybersecurity maturity expectations; and the risk assessment. Completion of both parts of the CRI allows management and the Board to evaluate whether the Company’s cybersecurity risk and preparedness are aligned. The CRI impact tiering is a self-assessment, prompting questions to customize the profile assessment, based on the institution’s risk and activities. The risk assessment portion of the CRI contains diagnostic statements grouped by function, category and subcategory. The risk assessment indicates the applicability of each diagnostic statement to each impact tier level. Each statement is given an assessment rating with supporting rationale and evidence provided to justify the rating given. Functions in the risk assessment portion include: (i) Govern; (ii) Identify; (iii) Protect; (iv) Detect; (v) Respond; (vi) Recover; and (vii) Extend.

The Information Security Officer (“ISO”) and the Company’s management-level Information Technology Committee conduct and review the CRI annually to identify changes to the Company’s inherent impact tier and risk profile; when new threats arise or when considering changes to the business strategy, such as expanding operations, offering new products and services, or entering into new third-party relationships that support critical activities. Consequently, management can determine whether additional risk management practices or controls are needed to maintain or augment the Company’s cybersecurity maturity.

In an effort to continually share threat intelligence and increase awareness of cybersecurity trends, the Company has also implemented a Cybersecurity Education and Awareness Program. Among others, this program includes the following components:

●	Mandatory annual cybersecurity employee training for all employees;

●	Training specifically targeted to Senior Management and Information Technology staff;

●	Monthly cybersecurity phishing simulation campaigns;

●	Quarterly review of emerging security trends by the management-level Risk Management Committee;

●	Mandatory annual cybersecurity Board training; and

●	Periodic communication to employees highlighting internal control requirements and information about common threats or fraud schemes.

The Company retains external consultants to assist in the development and monitoring processes for assessing, identifying, and managing potential cybersecurity threats. The Company engages third-party service providers to conduct evaluations of security controls, including through penetration testing and independent assessments, and to provide consulting regarding recommended practices to address new challenges. The Company also requires third-party service providers to report cybersecurity incidents so the Bank can assess their impact. As part of the Bank’s vendor management process, the Bank conducts information security due diligence of third parties with whom the Bank will interact, including risk profiling and classification. The Company’s vendor risk management program includes regular reviews and oversight of all service providers in accordance with a risk profile classification.

To date, we have not experienced a cybersecurity incident that has, or is reasonably likely to have, materially impacted our business strategy, results of operations, or financial condition.

Board and Management Governance

The Board recognizes the importance of maintaining the trust and confidence of our customers, employees, and shareholders, including the risks associated with cybersecurity threats. The Board’s responsibilities for cybersecurity risk management and strategy, some of which are delegated to the Audit Committee, include the following:

●	Engaging management in establishing the Bank’s vision, risk tolerance, and overall strategic direction;

●	Approving plans to ensure the use of the CRI;

●	Reviewing management’s analysis of the CRI results, inclusive of any reviews or opinions on the results issued by independent risk management or internal audit functions regarding those results;

●	Reviewing management’s determination of whether the Bank’s cybersecurity preparedness is aligned with its risks;

●	Reviewing and approving plans to address and enhance any risk management procedures or controls; and

●	Reviewing the results of management’s ongoing monitoring of the Bank’s exposure to and preparedness for cyber threats.

The Board’s oversight of cybersecurity risk is supported by our ISO, who reports directly to the Audit Committee and to the Chief Legal Counsel and shares a co-sourced relationship with a third-party consultant. The ISO attends Audit Committee meetings and provides cybersecurity updates to the Audit Committee. The ISO also provides annual risk assessments and reports regarding the information security program to the full Board. Cybersecurity risk metrics and program updates are reported to management and the Audit Committee on a regular cadence, with periodic director education sessions supporting oversight. The Audit Committee is also involved in oversight of potentially significant cybersecurity incidents, which are evaluated for materiality without unreasonable delay, consistent with SEC rules.

The ISO has been with Bank First for over 12 years in various operational and administrative roles. For the past six years, he has served as the Bank’s VP-Enterprise Risk Manager, and as ISO for the past three years. In 2022, he earned the Certified Banking Security Manager certification from SBS Cybersecurity. The ISO works closely with the Chief Information Officer to ensure that the Bank’s cybersecurity controls are in line with established internal culture, Board expectations and risk appetite, and all regulatory requirements. The ISO’s responsibilities include the following:

●	Developing a plan to conduct and complete the CRI on an annual basis;

●	Working with the Chief Information Officer to evaluate the results of the CRI;

●	Leading employee efforts during the CRI to facilitate timely responses from across the Bank;

●	Setting the target state of cybersecurity preparedness that best aligns to the Board of Directors’ approved risk tolerance;

●	Reviewing, approving, and supporting plans to address risk management and enhancing controls;

●	Analyzing and presenting the results of the CRI to the full Board of Directors;

●	Providing periodic cybersecurity updates to the full Board of Directors;

●	Overseeing the performance of ongoing monitoring to address evolving areas of cybersecurity risk;

●	Overseeing frequent testing/auditing activities, cybersecurity risk assessments, vulnerability scanning, penetration testing, monitoring of external threat intelligence and supplier risk sources, and 24/7 incident monitoring to inform our understanding of the cybersecurity risk landscape;

●	Overseeing the Bank’s cybersecurity preparedness.

Board Self-Evaluation

The Board conducts an annual evaluation process, utilizing an evaluation platform developed by an independent third party. Each director evaluates their own performance, as well as the performance of their fellow directors. The Governance and Nominating Committee reviews the evaluations, and the aggregated results are shared and discussed by the Board as a whole. The evaluation process improves the overall effectiveness of the Board by identifying its strengths, as well as areas for which additional training may be needed. In 2025, each committee of the Board also engaged in a self-assessment, which evaluated each committee’s performance and identified areas of improvement.

Director Independence

The Board has evaluated the independence of its directors in accordance with NASDAQ and SEC rules regulations. Our corporate governance guidelines and principles, as well as the NASDAQ rules require that a majority of the Board be composed of directors who meet the requirements for independence established by these standards. Based on those standards, the Board has determined that Ms. Bourbulas, Ms. Davis, Mr. Gregorski, Mr. Johnson, Mr. Maples, Mr. McConeghy, Mr. Sprang, Mr. Stayer-Suprick and Mr. Van Sistine do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is independent as that term is defined by NASDAQ and SEC rules. The Board has determined that Mr. Eldred, Mr. McFarlane and Mr. Molepske do have relationships that may give the appearance of interfering with the exercise of independent judgment in carrying out the responsibilities of a director, and that none of them are independent. Mr. Eldred is not independent because of his current consulting arrangement with the Company. Mr. McFarlane and Mr. Molepske are not independent because they serve as executive officers of both the Company and the Bank. The Board has further determined that each director who serves on the Audit, Compensation, and Governance and Nominating Committees satisfies the independence requirements for such committees in accordance with the NASDAQ and SEC rules. In 2025, the Board consisted of ten (10) independent directors and two (2) non-independent directors.

Director Qualifications

We believe our directors should have the highest professional and personal ethics and values consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, or civic organizations. They should be committed to enhancing shareholder value. They should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also evaluates the candidate’s independence, character, judgment, diversity, age, skills, financial literacy, and experience in the context of the Company’s needs and those of the Board of Directors. Our Board of Directors’ priority in selecting board members is identifying individuals who will further the interests of our shareholders through their record of professional and personal experiences and expertise relevant to our growth strategy. The following matrix depicts the diversity of experience of our Board of Directors.

Board Experience Matrix
Name	Banking	Real Estate	Finance/ Accounting	IT	Insurance	Marketing	Securities/ Trading	HR	Legal	M&A	Ag	Business/ Operations	Public Company
Bourbulas	X	X	X				X					X
Davis								X			X	X
Eldred	X	X	X									X
Gregorski		X							X			X
Johnson	X				X	X						X
Maples		X							X		X	X
McConeghy			X	X						X		X	X
McFarlane	X									X		X
Molepske	X	X	X	X			X			X		X
Sprang	X		X	X	X	X	X			X	X	X	X
Suprick						X		X		X		X
Van Sistine	X			X		X		X		X		X

CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY HIGHLIGHTS

Bank First Corporation is committed to operating our business responsibly and understands the importance of conducting our business in a manner that aims to be sustainable, while trying to promote positive social impacts and transparent governance practices. The Company is focused on operating the business in a responsible and financially sustainable manner, as it believes it better serves its communities while also having a positive effect on operating expenses. The Company also believes that it is important for its clients to reflect the values behind how it does business, which is why it endeavors to steward its capital and resources toward investments that drive value, and responsible and sustainable business practices.

Sustainability

Bank First takes pride in its initiatives to reduce our environmental footprint. We have committed significant resources to reducing our carbon footprint in all our branches by using energy-efficient building practices in our newly constructed branches and by remodeling our existing branches to increase energy efficiency. We consistently use low-E energy efficient windows, LED lighting, high-efficiency HVAC systems, recycled building materials, office furniture made from recycled materials, and low-flow bathroom fixtures to conserve water. Our Howard branch features a roof-mounted photovoltaic system, which has provided about 32% of the building’s energy demand over the past year. Our Fond du Lac branch has been constructed to accommodate a similar system. Our facilities are constructed using wood frames, a renewable resource that sequesters carbon. Locally sourced materials, such as Wisconsin limestone, are used to minimize the environmental impact of transportation in the supply chain. Our operations are also largely paperless, reducing our reliance on trees and paper products. We maximize natural daylight in our new buildings, reducing the need to use electric lighting in most spaces. We utilize switches and occupancy sensors to ensure that energy is only used as needed. When possible, we also link our buildings to bike paths and sidewalks, which benefits both our employees and the community. We have a dedicated team of employees committed to creating solutions and implementing environmentally friendly procedures. Through their efforts, we have taken many actions to reduce our footprint, including the following:

●	Using recycled facility products and donating furniture and other supplies when remodeling or constructing new offices.

●	Defaulting the printers to print from one-sided to two-sided.

●	Reducing paper consumption by utilizing iPads for meeting materials. The Bank assisted employees in this initiative by reimbursing individuals 50% of the cost of a new iPad.

●	Rewarding customers for using e-statements versus paper statements.

●	Installing water bottle filling units in the branches and providing each employee with a new eco-friendly water bottle to reduce bottled water consumption.

●	Providing paper-shredding days for our customers.

●	Continuously evaluating our operational workflows to identify opportunities for digitization.

Community Building and Social Responsibility

“Bank First is a relationship-based bank focused on providing innovative solutions that are value driven to the communities we serve.” This is our promise to our employees, customers, communities, and shareholders. An integral part of this promise is community involvement. Our employees take great pride in serving our communities through volunteering, charitable contributions, education scholarships, and community development initiatives. In 2025, Bank First employees volunteered over 8,670 hours to our surrounding communities.

Our culture fosters curiosity, creativity, and responsiveness, while embracing individual differences and upholding the highest ethical standards. We support and encourage employees to develop their careers. They are empowered with the tools to be successful and are held accountable for the results they deliver to our customers and shareholders. Our talent acquisition team collaborates with department leaders to source and deliver a well-rounded slate of qualified candidates to support our organization’s growth.

As of December 31, 2025, Bank First had approximately 380 full-time equivalent employees. Approximately 73% of our employees identified themselves as female, and 6% identified themselves as people of color. Women represent 17% of our Board of Directors and 36% of our Senior Management team. Our approach to talent acquisition, development, and retention emphasizes rewarding merit and achievement while supporting the growth and advancement of skilled talent across the Bank. We believe our workforce stability and employee engagement support the consistent delivery of high-quality service to our customers and communities.

We believe our employees are our greatest asset and that our future success depends on our ability to attract, retain, and develop employees. Bank First’s mission is to help employees grow both personally and within their roles by creating employee-centric development plans and giving people the autonomy to succeed while holding them accountable to deliver results. Development plans are focused on career growth, personal development, training, mentoring, and community involvement. Employees are encouraged to further enhance their skills and seek additional training if desired. Bank First also promotes leadership training for its staff and provides tuition reimbursement for those looking to further their education.

We believe Bank First’s development plan identifies employee strengths and determines where their skills and expertise can be best applied within the organization. Each year, employees are required to complete a thorough self-evaluation where they can address any issues or concerns they may have with their current position. After self-evaluation, a formal review is scheduled between the supervisor and the subordinate. Employees are encouraged to continually raise their hands and let their supervisor know if there is a role in which they would be better suited. Employees can address these concerns at any time throughout the year – not just at review time. In addition, we have a strong internal hiring process. The Bank posts open positions internally first to allow employees to take on a new role or develop themselves within a different department of the bank.

We help cultivate employees’ talent by providing internal mentoring and paying for further education and training opportunities that are most relevant to their career goals. Our Board of Directors and Senior Management team truly believe in celebrating the success of our employees, whether they achieve success within the organization or in a role outside the organization that utilizes their talents and helps them grow. We take pride in our current and former employees’ success and will provide the resources to help people grow, whether their long-term plans are to stay with the organization or leave for a role more appropriate to their goals.

As part of our effort to attract and retain employees, we offer a broad range of benefits, including health, dental and vision insurance, life and disability insurance, cell phone and health club reimbursement, employee assistance program, educational tuition reimbursement, annual clothing allowance, employee referral program, 401(k) retirement plan, flex spending cafeteria plan, and generous paid time off. We believe our compensation package and benefits are competitive with others in the industry. Bank First is a 6-time award winner of the “Best Banks to Work For” by American Banker.

The Bank is subject to the Community Reinvestment Act (“CRA”), under which the appropriate federal banking agency periodically assesses the Bank’s record in meeting the credit needs of the communities it serves, including low- and moderate-income neighborhoods. The Bank had a rating of “Outstanding” in its most recent CRA evaluation. The Bank has a designated CRA officer who monitors the Bank’s compliance with this regulation.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees. The Code of Business Conduct and Ethics is posted on the Bank’s website at www.bankfirst.com, under the Shareholder Services tab. All directors, officers, and employees are also subject to our Insider Trading Policy, which governs trading of the Company’s securities. This policy can also be found under the Shareholder Services tab on the Bank’s website.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has standing Audit, Compensation, and Governance and Nominating Committees of the Board of Directors. Each committee operates under a written charter adopted by the Board of Directors, which is reviewed annually. You may review each of these charters under “Governance – Governance Documents” on the Shareholder Services section of the Bank’s website at www.bankfirst.com.

Meeting Attendance

The Board of Directors holds regularly scheduled quarterly meetings for the Company Board and monthly meetings for the Bank Board. Both boards also hold annual organizational meetings and annual shareholder meetings. The Audit Committee meets eight (8) times per year. The Compensation Committee meets at least twice yearly, and the Governance and Nominating Committee meets approximately monthly.

In 2025, the Company’s Board of Directors held seven (7) meetings, and the Board of Directors of the Bank held eleven (11) meetings. All incumbent directors attended at least 75% of the aggregate number of Board meetings and committee meetings on which they served. In addition, all incumbent directors who were serving as directors at such time attended last year’s Annual Meeting of Shareholders, except for those who did not serve a full year in 2025. We expect, but do not require, directors to attend the Annual Meeting.

Board Committee Composition

Name	Age	Director Since	Independent	AC	CC	GN
Mary-Kay H. Bourbulas	62	2019	Yes			C
Erin A. Davis	37	2024	Yes		M	M
Robert D. Gregorski	64	2010	Yes		M
Stephen E. Johnson(1)	70	2020	Yes	M	M
Phillip R. Maples	60	2021	Yes	M		M
Daniel C. McConeghy	59	2024	Yes	C
Timothy J. McFarlane	59	2023	No
Michael B. Molepske	65	2009	No
Todd A. Sprang	57	2025	Yes	M
Michael S. Stayer-Suprick	59	2024	Yes	M		M
Peter J. Van Sistine	69	2018	Yes		C

AC:     Audit Committee

CC:      Compensation Committee

GN:     Governance & Nominating Committee

C:        Chair

M:      Member

(1) Mr. Johnson will retire from the Board at the Annual Shareholder Meeting.

All voting members of the above-listed committees are independent directors. Kelly M. Dvorak serves as the non-voting Corporate Secretary for each committee.

Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in overseeing the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and other financial matters. Among other things, the Audit Committee has the authority to:

●	retain, evaluate and, as necessary, terminate the Company’s independent auditors;*

●	review and approve the scope of the annual internal and external audits;

●	review and pre-approve the engagement of our independent auditors to perform non-audit services and the related fees;*

●	meet independently with our internal auditors, independent auditors, and Senior Management;

●	review the integrity of our financial reporting process;

●	review our financial statements and disclosures; and

●	review disclosures from our independent auditors regarding compliance with the independence standards of the American Institute of Certified Public Accountants, SEC, and appropriate banking regulations.

* Matters with respect to which the Audit Committee has sole authority to act.

The Audit Committee is authorized to obtain advice and assistance and receive appropriate funding from the Company for independent outside legal, accounting, and other professional advisors as the Audit Committee deems appropriate to fulfill its responsibilities.

In 2025, our Audit Committee consisted of Stephen E. Johnson, Phillip R. Maples, Daniel C. McConeghy, Todd A. Sprang (since September 16, 2025) and Michael S. Stayer-Suprick. Each member of the Audit Committee meets the SEC and NASDAQ’s independence requirements. During 2025, the Audit Committee held six (6) meetings. In August 2025, the Audit Committee decided to expand its number of yearly meetings from four (4) to eight (8), in order to present material more timely and efficiently.

Daniel C. McConeghy served as the Chair of the Audit Committee in 2025. He was designated as the Committee’s financial expert as defined under the SEC rules and possesses financial sophistication as defined under the NASDAQ rules, based on his extensive experience with financial reporting and analysis. In addition, the Board believes that each member possesses the knowledge and experience of financial and auditing matters to serve on the Audit Committee.

Compensation Committee

The Compensation Committee is primarily responsible for administering the Company’s compensation program. Consequently, the Compensation Committee approves all elements of the compensation program, including cash compensation, equity compensation, and other benefits. Under the Committee’s charter, its duties include:

●	overseeing the Company’s compensation philosophy, compensation programs, and retirement programs, including making recommendations and proposals concerning employee benefits;

●	ensuring that a compensation market analysis is completed for the directors and executive officers by a third-party service provider as the Committee deems necessary, but at least every three (3) years, and making recommendations to the Board based on the analysis;

●	retaining or obtaining the advice of a compensation consultant, legal counsel, or other advisor, as necessary;

●	overseeing the Company’s regulatory and legal compliance with respect to compensation plans;

●	determining, or recommending to the Board for determination, the compensation of non-employee directors;

●	approving the recommended salaries, bonuses, and long-term incentive compensation for executive officers; and

●	approving the corporate goals and metrics, retirement plan match, overall salary, and overall bonus compensation for all Company employees annually.

The Committee reserves the sole discretion for market-based compensation adjustments and long-term incentive stock grants for employees who are not executive officers and grants this discretion to the CEO. The Committee also has the authority, in its sole discretion, to select, retain and terminate (and obtain the advice of) any compensation adviser, including but not limited to compensation consultants and outside legal counsel, as necessary to assist with the execution of its duties and responsibilities outlined in the committee charter, but only after taking into consideration all factors relevant to the advisor’s independence from management. In 2025, our Compensation Committee consisted of Erin A. Davis, Robert D. Gregorski, Stephen E. Johnson, Laura E. Kohler (until June 2025), and Peter J. Van Sistine. Each member of the Compensation Committee meets the SEC and NASDAQ independence requirements. During 2025, the Compensation Committee held three (3) meetings. Peter J. Van Sistine served as Chair of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee (i) is or has ever been an officer or employee of the Company or the Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Governance and Nominating Committee

The purpose of the Governance and Nominating Committee is to review candidates for membership on the Board, recommend individuals for nomination to the Board, and prepare and periodically review with the entire Board a list of general criteria for Board nominees. To be considered for nomination to an additional term on the Board, the Committee shall ensure that the individual continues to meet the criteria established for nominees to the Board. The Committee is also charged with overseeing the corporate governance of the Company and the Bank, including reviewing the Company’s Bylaws, reviewing the appropriateness and scope of all Company and Bank policies, and making recommendations concerning policy changes. The primary duties and responsibilities of the Committee include the following, pursuant to its charter:

●	making recommendations to the Board regarding the size and composition of the Board;

●	establishing and recommending to the Board criteria for the selection of new directors;

●	identifying and recruiting Board candidates, consistent with criteria approved by the Board;

●	recommending to the Board candidates for Board membership;

●	selecting the director nominee(s) for the next Annual Meeting;

●	determining the appropriate committee structure of the Board;

●	reviewing all Company and Bank policies requiring Board approval on an annual basis;

●	making recommendations to the Board concerning policy changes;

●	conducting the formal performance evaluation of the CEO of the Company and Bank;

●	overseeing the evaluation of the Board members;

●	overseeing the corporate governance of the Company and the Bank; and

●	reviewing the Articles of Incorporation and Bylaws of the Company and the Bank as necessary.

The Governance and Nominating Committee will consider nominees recommended by (i) any current director, (ii) the Company’s executive officers, and (iii) any shareholder, provided that such shareholder’s recommendations are made in accordance with the Bylaws. Shareholder-nominated directors who comply with the Bylaws will receive the same consideration as directors nominated by other sources. One or more members of the Governance and Nominating Committee will interview the selected nominees and make recommendations to the Board of Directors. Please see “Submission of Shareholder Proposals and Shareholder Communications” on page 43 for more information.

When considering and evaluating nominees, the Committee will consider the following factors:

●	Professional experience and core competencies

●	Knowledge of the banking and finance industry

●	Personal, professional, and financial integrity

●	Ability and willingness to attend Board and committee meetings and actively participate therein

●	Other board memberships

●	Community involvement

●	Any potential conflicts of interest and/or affiliate relationships

●	Diversity in geography, professional experience, and industry

In 2025, our Governance and Nominating Committee consisted of Mary-Kay H. Bourbulas, Erin A. Davis, Phillip R. Maples, and Michael S. Stayer-Suprick. Ms. Bourbulas served as the Chair of the Committee. Each member of the Governance and Nominating Committee meets the SEC and NASDAQ independence requirements. During 2025, the Governance and Nominating Committee held eleven (11) meetings.

Other Committees:

Other committees of the Board are described below. At least one director sits on each of the following committees.

Asset/Liability Management (“ALM”) Committee

The ALM Committee is charged with prudently managing the interest rate risk and liquidity risk of the Company. The Committee meets quarterly, and its members include the CEO, President, CFO, at least one (1) non-employee director, and members of the Finance, Administration, and Operations Departments, as well as the Senior Management team. In 2025, Mary-Kay H. Bourbulas represented the Board on the ALM Committee. The Committee’s responsibilities include: (i) developing loan and deposit strategies to manage the Company’s interest rate risk position; (ii) assessing the impact of regulatory changes on loans and deposits; (iii) reviewing loan and deposit pricing benchmark curves; (iv) discussing wholesale funding needs; (v) forecasting liquidity trends in the financial markets; (vi) managing the Company’s liquidity level appropriately; (vii) reviewing peer reports; and (viii) reviewing the ALM Policy and revising as necessary at least annually.

Community Reinvestment Act (“CRA”) Committee

The purpose of the CRA Committee is to assist the Board in ensuring that the Company manages and executes its responsibilities under the Community Reinvestment Act. This includes reviewing the Bank’s assessment areas to ensure they are reasonable and conform to all CRA requirements; reviewing and monitoring the Bank’s performance in meeting the credit needs of the communities it serves, including low- and moderate-income, small business, small farm, and community development borrowers and customers; reviewing and monitoring the Bank’s community development lending, investment, and service performance, as mandated for large banks under the CRA; reviewing the periodic CRA performance evaluations completed by the Bank’s primary regulator; reviewing and monitoring the Bank’s outreach and marketing efforts and continue to develop products and programs that will support the needs of its assessment areas; and review new and proposed changes to CRA regulations. The CRA Committee meets at least three times per year, and its members include at least one (1) non-employee director, the CRA Officer, CEO, President, CFO, Chief Operations Officer, Chief Legal Counsel, Chief Retail Officer, Enterprise Risk Manager, and representatives from the Bank’s various regions and business lines. In 2025, Stephen E. Johnson and Phillip R. Maples represented the Board on the CRA Committee.

Enterprise Risk Management (“ERM”) Committee

The ERM Committee was created to assist the Board in meeting its risk governance obligations and risk oversight of the Company, to monitor the effectiveness of the Enterprise Risk Program, and to make recommendations for the Board for Program changes and enhancements to ensure it remains aligned with the strategic goals, objectives, risk culture and risk appetite of the Company. The Committee meets quarterly, and its members include at least one (1) non-employee director, the Enterprise Risk Manager, Information Security Officer, CEO, President, CFO, Chief Credit Officer, Compliance/BSA Officer, Chief Legal Counsel, Director of Technology, and representatives from the Human Resources and Operations departments. In 2025, Michael S. Stayer-Suprick represented the Board on the ERM Committee.

Information Technology (“IT”) Committee

The IT Committee’s purpose is to provide oversight and strategic and operational direction to the information technology function of the Company to ensure it meets the needs of the Bank and its customers. The IT Committee’s responsibilities include hardware and software development or acquisition; controlling and maintaining system user access; maintaining, testing and updating the Information Security Program; periodically reporting to the Senior Management team and Board of Directors on matters related to the Bank’s Information Security Program, required regulatory reports, and any cybersecurity event. The Committee meets on a bi-monthly basis and consists of at least one (1) non-employee director and representatives from the IT, ERM, Compliance, Marketing, Finance, Retail and Commercial Banking departments as well as UFS. In 2025, Peter J. Van Sistine represented the Board on the IT Committee.

Loan Committee

The Loan Committee is responsible for overseeing the extension of credit to the Bank’s customers and ensuring that credit practices adhere to the Bank’s lending and compliance policies, as well as all applicable laws and regulations. The Loan Committee is comprised of at least three (3) non-employee directors, as well as the CEO, President, Chief Credit Officer, Chief Lending Officer, and Senior Credit Officer. The committee meets quarterly and more often as needed. In 2025, the non-employee directors on the Loan Committee included Mary-Kay H. Bourbulas, Robert D. Gregorski, and Stephen E. Johnson.

DIRECTOR COMPENSATION

The Board’s philosophy for director compensation is to provide the Company with the best opportunity to compete for, attract, and retain qualified board members, compensate board members fairly and in alignment with the shareholders’ interests, and be fiscally responsible for the long-term success and viability of the Company.

The Compensation Committee reviews the compensation paid to non-employee directors and executive officers. Directors’ compensation includes annual retainer fees, chair fees, and long-term stock grants (equity ownership). Since the Company’s directors represent the shareholders, we feel they should also be shareholders of the Company. Including equity as part of the annual director compensation package helps ensure that the Company’s directors have a vested interest in its success.

All directors, executive officers, and members of Senior Management are subject to a share ownership requirement. Upon initial election to the Board, all directors must own at least 1,000 shares of Company common stock. Between the initial election to the Board and the fifth anniversary thereof, all directors must own at least 3,000 shares. The CEO and President must own a minimum of 5,000 shares upon accepting the role of CEO or President and must increase their ownership to at least 15,000 shares by their fifth anniversary. Members of Senior Management, including executive officers, do not have an initial minimum stock ownership requirement but must own a minimum of one and one-half times (1.5x) their base salary in Company stock within five years. All of our directors, executive officers, and Senior Management members complied with our stock ownership policy in the 2025 fiscal year.

The Compensation Committee evaluates the competitiveness of director compensation on an ongoing basis. It makes pay recommendations to the full Board for approval at least annually, utilizing data from compensation studies, surveys, and proxy disclosures of peer financial institutions, among other information. At least every three years, a compensation analysis is completed by a third-party independent consultant specializing in executive and board compensation. The last compensation study was conducted by Pearl Meyer in 2023. Upon reviewing the study results, it was determined that director compensation be adjusted in 2023 to better reflect the Company’s desired market positioning. As such, the annual cash retainer was increased from $10,000 to $25,000, and chair fees were increased to $15,000 annually. The annual stock compensation was unchanged at $55,000, and the Lead Independent Director and Board Chair fee remained at $25,000 annually. No changes were made to director compensation in 2025. The next independent compensation study will occur in 2026.

Below, we summarize the 2025 director fees paid to our non-employee directors. Mr. Molepske and Mr. McFarlane do not receive additional compensation for serving as directors.

Compensation Structure for Non-Employee Directors (2025)

Annual Retainer	$25,000
Annual Stock Award	$55,000
Annual Board Chair Fee (only paid when Chair is independent)	$25,000
Annual Audit Committee Chair Fee	$15,000
Annual Compensation Committee Chair Fee	$15,000
Annual Governance & Nominating Committee Chair Fee	$15,000
Annual Lead Independent Director Fee (only paid when Chair is not independent)	$25,000

Fiscal Year 2025 Non-Employee Director Compensation

Director	Fees Earned or Paid in Cash (a)($)	Stock Awards (b)($)	All Other Compensation ($)©	Total Compensation ($)
Mary-Kay H. Bourbulas	90,000	55,099	2,810	147,909
Erin A. Davis	25,000	55,099	2,522	82,621
Robert D. Gregorski	25,000	55,099	2,810	82,909
Judy L. Heun	0	55,099	2,810	57,909
Stephen E. Johnson	25,000	55,099	2,810	82,909
Laura E. Kohler	0	55,099	2,810	57,909
Phillip R. Maples	25,000	55,099	2,810	82,909
Daniel C. McConeghy	40,000	55,099	2,522	97,621
Todd A. Sprang	25,000	0	0	25,000
Michael S. Stayer-Suprick	25,000	55,099	2,522	82,621
Peter J. Van Sistine	40,000	55,099	2,810	97,909

(a)	On March 1, 2025, the directors received an annual retainer fee based on their board position and chair roles, if applicable.

(b)	On March 3, 2025, the Company granted restricted stock for 2024 board service to its non-employee directors (other than Mr. Sprang) pursuant to the Company’s 2020 Equity Plan (“Equity Plan”). Each director received 520 shares of restricted stock at a fair market value price of $105.96 per share. Mr. Sprang did not receive an equity award in 2025 [due to the timing of his appointment]. These restricted shares vest on the one-year anniversary of the grant. Stock award values are computed pursuant to the Equity Plan and based on the target value as determined by the Compensation Committee annually.

(c)	Reflects dividends paid on unvested stock awards in 2025.

(d)	Ms. Heun and Ms. Kohler resigned from the Board effective February 25, 2025, and June 16, 2025, respectively. Ms. Heun relocated out of state. Ms. Kohler chose not to seek re-election to the Board due to other commitments.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to provide information we believe will help you understand our executive compensation program and decisions as they relate to 2025 compensation for our CEO, Chief Financial Officer, and other named executive officers (“NEOs”) as disclosed in the Summary Compensation Table.

Executive Compensation Components

We compensate our NEOs through a mix of:

●	base salary;

●	performance-based annual cash incentives;

●	performance-based long-term equity incentive compensation (awarded in the form of restricted stock with a three-year ratable vesting period); and

●	other benefits and perquisites.

We believe that the current mix and value of these compensation elements provide our NEOs with total annual compensation that is reasonable and competitive compared to our peers, appropriately reflects the Bank’s performance, and rewards our NEOs for their performance.

Executive Compensation Philosophy

The Company’s executive compensation philosophy is intended to provide a total compensation package that is competitive with market practices while varying awards to recognize Company and individual performance. Our compensation program is designed to be performance-based, offering the opportunity to earn higher compensation (via our annual cash and long-term incentive plans) if performance warrants. The objective is to provide competitive pay for achieving performance goals consistent with the Company’s business objectives and its performance relative to that of other financial institutions. The Company’s philosophy is that actual compensation should exceed market when superior performance is achieved and be lower than market when performance falls below expectations.

Compensation Program Best Practices

Below, we summarize our executive compensation program’s best practices.

What We Do	What We Don’t Do
Pay for Performance: We only pay incentives between the target and maximum levels when performance expectations are met or exceeded.	No Excessive Perquisites: We do not provide our NEOs with perquisites not offered to other similarly situated employees.
Multi-Year Vesting: The multi-year vesting of restricted stock awards helps attract and retain key officers and creates ownership.	No Short Sales or Hedging: Our insider trading policy prohibits the short sale and hedging of Company stock.
Independent Compensation Consultant: We retain an independent compensation consultant at least every three years to ensure our compensation plans remain competitive.	No Single-Trigger Change in Control Provisions: Our change-in-control agreements require both a change in control of the Company and a subsequent termination of the NEO’s employment to qualify for a change-in-control payment.
Require Stock Ownership: Our NEOs and directors are required to own Company stock to align their interests with those of shareholders.	No Tax Gross-Ups: We do not provide tax gross-ups in our compensation plans for our NEOs.
Metrics and Triggers: We ensure that credit quality and regulatory standing metrics and triggers are met before any bonuses are paid.	No Discretionary Bonuses: No discretionary bonuses are paid to NEOs outside the approved compensation program and schedule.

Material Components of our Compensation Program

Below, we summarize each component and the corresponding rationale of our executive compensation elements:

Compensation Program Component	Rationale
Peer Group /Industry Surveys	A comparator peer group of public banks with similar financial performance is used to assess our executive and board compensation packages. The peer group allows us to compare our executive and board compensation programs to competitive market practices. Additionally, we utilize banking industry-specific survey data to supplement our peer group assessment of executive and board of director pay.
Base Salary	While the Bank considers other factors in determining total compensation, base salaries, which have a more immediate impact, must be competitive to attract and retain talent. To reward and retain its top talent, the Bank’s philosophy is for salaries to be based on an individual’s experience and competencies in their role.
Annual Cash Incentive Plan	The Bank’s annual performance-based bonus program is based on the Bank’s and the executive’s performance in the prior year. Bonuses are calculated as a percentage of salary, with payout opportunity levels established at target and maximum percentages. The program requires the NEO to meet or exceed annual performance targets, such as return on assets, wholesale funding reliance, and earnings per share, as determined and approved by the Compensation Committee each year. Established “trigger” criteria focusing on credit quality and regulatory standing must be met before any bonuses are paid. The payout opportunity levels are determined and approved by the Compensation Committee.
Long-Term Incentive Plan	The purpose of the Long-Term Incentive/Equity Plan is to provide financial incentives for selected employees of the Company, thereby promoting long-term growth and financial success by attracting and retaining employees of outstanding ability, strengthening the Company’s capacity to develop, maintain, and direct a competent management team, provide an effective means for selected employees to acquire and retain ownership of Company stock, motivate employees to achieve long-range performance goals and objectives, and provide incentive compensation opportunities competitive with those of peers. The Company provides long-term incentives in the form of restricted common stock with a three-year ratable vesting schedule to encourage retention and ownership.
Other Benefits and Perquisites	Generally, our NEOs participate in the same benefit plans designed for all our full-time employees. We provide our NEOs with a limited number of perquisites that are reasonable and consistent with our overall compensation program enabling us to better attract and retain qualified executives.

2023 Compensation Analysis

The Company engaged Pearl Meyer in 2023 to conduct a compensation analysis of the Company’s Board of Directors, executive leadership, and senior leadership. Pearl Meyer is a leading advisor to boards of directors and leadership teams in the area of executive compensation consulting and leadership development. The purpose of the Pearl Meyer engagement was to review the competitive positioning of executive and senior leadership compensation compared to the external market, to provide a market-based framework for proactively managing compensation, and to serve as a basis for discussing potential pay decisions and/or changes to the current compensation structure. The analysis included the selection of the Company’s peer group, as outlined in the table below, and an assessment of the Company’s compensation components compared to survey and peer group proxy data. The analysis found that overall, the Company’s executive pay levels were generally within a market-competitive range (defined as +/- 15% of the peer group median) on salaries, cash compensation (salary + bonus), and direct compensation (cash compensation + three-year average of equity grants). The assessment also found that the Company’s award opportunity levels under the short and long-term incentive plans are competitive compared to our peer group and industry practices. The Compensation Committee and executive management utilized this report to assist with compensation decisions during 2025 but did not rely on it exclusively.

Peer Group

The peer group developed by the Company in conjunction with Pearl Meyer consists of the twenty (20) banks listed below. The peer group was selected based on national, publicly traded banks (excluding those on the coasts) and their 2022 year-end asset size. Additionally, we selected financial performance criteria of ROAA greater than or equal to 1.00% as of 2022 year-end, and three-year total return at the time the peer group was compiled of greater than or equal to 10.0%. We also excluded OTC exchange-traded banks. When the peer group was compiled, the peer banks were between $3 billion and $8 billion in asset size. As of December 31, 2023, the Company’s assets were approximately $4.2 billion.

Peer Group
Nicolet Bankshares, Inc. (NIC)	Stock Yards Bancorp, Inc. (SYBT)	First Mid Bancshares, Inc. (FMBH)
Lakeland Financial Corporation (LKFN)	City Holding Company (CHCO)	German American Bancorp, Inc. (GABC)
Triumph Financial, Inc. (TFIN)	HBT Financial, Inc. (HBT)	Mercantile Bank Corporation (MBWM)
Bridgewater Bancshares, Inc. (BWB)	Southern Missouri Bancorp, Inc. (SMBC)	South Plains Financial, Inc. (SPFI)
Alerus Financial Corporation (ALRS)	Peoples Financial Services Corp. (PFIS)	West Bancorporation, Inc. (WTBA)
Civista Bancshares, Inc. (CIVB)	MVB Financial Corp. (MVBF)	Guaranty Bancshares, Inc. (GNTY)
Farmers & Merchants Bancorp, Inc. (FMAO)	Red River Bancshares, Inc. (RRBI)

Base Salary

The base salaries of our NEOs have been historically reviewed and set annually by the Compensation Committee. In establishing base salaries for our NEOs, the Compensation Committee relied on external market data from various outside sources, including banking industry surveys and information provided by our independent compensation consultant, including peer group and banking industry survey information. In addition to considering the information obtained from external market data sources, the Compensation Committee has also considered each NEO’s:

●	Scope of responsibility,

●	Years of experience,

●	Demonstrated leadership,

●	The Company’s financial performance, and

●	Each executive’s individual performance and contributions to our overall Company performance.

After reviewing the factors as described above, we determined that salary increases were appropriate for our NEOs in 2025. Below, we detail the salary increases from 2024 to 2025:

Name	Position	2025 Salary	2024 Salary	% Increase
Michael B. Molepske	Chief Executive Officer	$810,405	$783,000	3.5%
Timothy J. McFarlane	President	$506,115	$489,000	3.5%
Kevin M. LeMahieu	Chief Financial Officer	$524,745	$507,000	3.5%
Jason V. Krepline	Chief Lending Officer	$312,570	$302,000	3.5%
Kelly M. Dvorak	Chief Legal Counsel	$310,500	$300,000	3.5%

Annual Cash Incentive Plan

We pay annual cash incentive/bonus awards to our NEOs if performance warrants such awards. Annual incentive awards and bonuses are intended to recognize and reward NEOs who contribute significantly to our performance for the year. The Compensation Committee determines whether such bonuses will be paid for any year, and the amount of any bonus paid is based upon annually established formulas and specific performance measures.

In 2025, the Company used a performance-based cash incentive plan designed to align executive pay with performance, drive the Company’s strategic goals, and deliver superior financial results. The Plan is designed to achieve the following goals and objectives:

●	Recognize and reward the achievement of the Bank’s annual goals which are critical to driving our long-term strategy.

●	Motivate and reward superior performance.

●	Attract and retain the talent needed for the Bank’s success.

●	Be competitive with the market.

●	Encourage teamwork and collaboration through shared goals.

●	Ensure incentives support sound risk management practices.

2025 Annual Cash Incentive Plan – Earning Opportunities

Below, we detail the 2025 earning opportunities as a percentage of salary for the NEOs under the performance-based Annual Cash Incentive Plan. As mentioned previously, the 2023 independent compensation consulting assessment found that the Company’s award opportunity levels under both our short and long-term incentive plans were overall competitive compared to our peer group and industry practices.

		2025 Actual Cash Incentive (as a % of Salary)	2025 Annual Incentive Plan Earning Opportunity (as a % of Salary)
Name	Position	(a)	Target	Maximum
Michael B. Molepske	Chief Executive Officer	74.6%	50%	75%
Timothy J. McFarlane	President	74.6%	50%	75%
Kevin M. LeMahieu	Chief Financial Officer	59.7%	40%	60%
Jason V. Krepline	Chief Lending Officer	59.7%	40%	60%
Kelly M. Dvorak	Chief Legal Counsel	44.7%	30%	45%

(a)	Bank First’s annual compensation cycle begins on March 15 of each year. The 2025 Actual Cash Incentive as a Percentage of Salary is calculated based on actual salaries earned during the year, including the NEOs’ 2024 salary paid from January 1 to March 15, 2025, and their new 2025 salary paid from March 16 to December 31, 2025. For purposes of the table above, we illustrate the actual award as a percentage of salary using the award earned in relation to the target and maximum award earning potential as a percentage of salary. Actual amounts paid are reflected in the Non-Equity Incentive column of the Summary Compensation table.

2025 Annual Cash Incentive Plan – Metric Performance Calculation and Actual Performance Results

The annual cash incentive plan is based on achieving specific performance measures. The Bank sets target and maximum criteria for each goal and links them to payout levels. The Bank uses a proportional approach to determine incentive payouts when performance goal results fall between target and maximum. If performance is below a threshold level, then no payment is made for the applicable goal.

The 2025 annual cash incentive plan was based on achieving the goals as detailed in the tables below. Each goal is assigned a target and a maximum level of achievement with a corresponding payout. The Compensation Committee designed the target levels of achievement to be challenging yet reasonably attainable, with maximum awards set at a challenging level of achievement. Levels of achievement for each goal were assessed using a combination of budget, historical performance, peer group performance, and the Company’s forecasted 2025 performance. Triggers and metrics for the year are determined in the first quarter. Each of the three goals is equal in weight as the Committee believes each goal requires a similar focus and is essential to achieving our performance objectives.

2025 Annual Incentive Plan Goal	Goal Weighting	Threshold	Target	Maximum	2025 Actual Performance
Return on Assets – Consolidated	33%	1.04%	1.18%	1.37%	1.65%
Wholesale Funding Reliance Ratio	33%	10.93%	7.72%	5.48%	3.59%
Earnings Per Share – Consolidated	34%	$5.80	$6.60	$7.40	$7.36

The Wholesale Funding Reliance (“WFR”) ratio is a liquidity measure which gauges the quality of funding the Bank uses to fund the asset side of the balance sheet. A lower ratio indicates that the Bank is funding its interest-earning assets using core customer deposits rather than wholesale funding, which carries higher risk. This metric was new for the Company in 2025. We also focus on Earnings Per Share (“EPS”), which we believe is the best measure of an organization’s performance. Our success in enhancing shareholder value is long-term growth in EPS. Focusing on Return on Assets (“ROA”) ensures that we are good stewards of the assets we are entrusted to oversee by our shareholders. The annual incentive plan goals are calculated from the annual budget approved by the Board in December of each year. The Target goal for each metric is taken directly from the budget. The Threshold and Maximum goals for each metric are calculated based upon a spread in each direction, determined by management in conjunction with the Compensation Committee.

Long-Term Incentive Compensation (“Equity Plan”)

We believe that equity grants are appropriate long-term incentives to link pay and performance. The purpose of granting equity is also to attract and retain key officers and to encourage performance by providing an ownership stake in our Company. We continue to review the practice of granting equity awards annually to ensure that this form of incentive compensation continues to drive our NEOs to achieve our Company’s long-term objectives.

In 2025, the Bank continued to utilize its Equity Plan to align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results. The Equity Plan is designed to support the Company’s pay-for-performance philosophy and reward key executives for creating long-term shareholder value. We believe aligning executives with shareholder interests through performance goals and focusing on shareholder value appreciation is essential. Overall, the Equity Plan is designed to meet the objectives as described previously under the “Material Components of Compensation Program” section.

The Equity Plan utilizes restricted stock awards with a three-year ratable vesting schedule. The use of restricted stock, or full-value equity grants, remains appropriate as our equity-granting vehicle, as it remains prevalent within the banking industry based on our independent compensation consulting studies and regulatory best practices. The recipients are entitled to receive dividends during their restricted period and have the right to vote shares of restricted stock. Awards are granted and vest on or around March 1 of each year, and the Compensation Committee has the discretion to determine the grant and vesting date.

2025 Equity Plan – Earning Opportunities and Results

Below, we detail the 2025 equity award earning opportunity per executive officer as a percentage of salary and actual performance results.

For 2025, the Equity Plan’s performance goal criteria mirrored the Annual Cash Incentive Plan's design performance criteria. By linking restricted stock awards and annual cash incentives, we reward NEOs for performance achieved during the prior year while encouraging each individual to have a vested interest in the Company’s future success.

		2025 Actual Equity Award (as a % of Salary) (a)	2025 Equity Award Earning Opportunity (as a % of Salary)
Name	Position		Target	Maximum
Michael B. Molepske	Chief Executive Officer	74.6%	50%	75%
Timothy J. McFarlane	President	74.6%	50%	75%
Kevin M. LeMahieu	Chief Financial Officer	59.7%	40%	60%
Jason V. Krepline	Chief Lending Officer	59.7%	40%	60%
Kelly M. Dvorak	Chief Legal Counsel	44.7%	30%	45%

(a)	Bank First’s annual compensation cycle begins on March 15 of each year. The 2025 Actual Equity Award as a Percentage of Salary is calculated based on actual salaries earned during the year, which includes the NEOs’ 2024 salary paid from January 1 – March 15, 2025, and their new 2025 salary paid from March 16 – December 31, 2025. For purposes of the table above, we illustrate the actual award as a percentage of salary using the award earned in relation to the target and maximum award earning potential as a percentage of salary.

Treatment of Equity Plan Awards Under Termination Events

The Equity Plan details the treatment of awards under various employment termination events. If a participant terminates their employment or is terminated for cause, they will forfeit their unvested shares. The Compensation Committee has the discretion to accelerate vesting upon the retirement of an NEO. Shares of restricted stock will become immediately vested upon the occurrence of a change of control of the Company. In exchange for shares of restricted stock, all recipients of long-term incentive awards who are employees of the Bank agree to certain restrictive covenants in the event their employment with the Bank is terminated, including non-solicitation of customers, non-solicitation of employees, and confidentiality obligations.

Equity Plan Governance Features

The Bank desires to promote best practices by aligning equity compensation arrangements with the interests of our shareholders. As a result, important governance features are incorporated into the Equity Plan, including, but not limited to, the items below:

●	Minimum vesting periods of one year for non-employee directors and three years for NEOs.

●	No hedging or pledging.

●	No liberal share recycling. Shares of common stock are not allowed to be added back to the plan reserve for future grants under certain circumstances, as described in the Equity Plan.

●	No tax gross-up payments.

●	Material amendments require shareholder approval.

●	The Equity Plan does not contain an evergreen feature that automatically replenishes the shares available for future grants.

●	The Equity Plan does not provide for reload or other automatic grants to any participant.

Incentive Plan Payout Triggers

Below, we summarize the annual cash incentive and long-term incentive plan’s triggers, which must be met before any cash or equity incentive/bonus award is paid. If the criteria below are not met, no incentive awards are paid. We believe these criteria reduce the risk to the Company and ensure that awards are paid only if the Company is in good standing.

Incentive Plan Payout Triggers	Criteria
Non-Performing-Assets to Total Assets – Bank	Must be less than or equal to 2.0%
Net Promoter Score	Must be 55 or better
Total Liquidity	Must be 25% or higher
Regulatory Standing	Bank must be in good regulatory and audit standing
Employment Status	Employee must be in good standing and actively employed at the time of payout/grant

Clawback Policy

The Bank has a clawback policy, which is compliant with the applicable regulations and listing requirements. If the Bank is required to prepare an accounting restatement of the reported financial or operating results of the Bank due to material non-compliance with financial reporting requirements, then the Bank will recover from a covered employee any overpayment of incentive compensation (as such relevant terms are defined in the policy). The Company believes the clawback policy assists with risk mitigation.

Insider Trading Policy

Our Insider Trading Policy, which governs trading in our securities by our directors, officers, and employees, is designed to promote compliance with insider trading laws, rules, regulations, and applicable exchange listing standards. The policy also prohibits directors, executive officers, and other designated persons from participating in certain short-term trading, short sales, hedging transactions, or margin accounts involving securities of Bank First and governs their ability to use SEC Rule 10b5-1 trading plans. Directors, executive officers, and other designated persons are also subject to blackout periods during which they are prohibited from buying or selling shares of the Company’s common stock. The policy also requires approval by the Company’s Chief Legal Counsel before any trade.

Equity Grant Policy

We do not have a formal equity grant policy. The annual grant of equity awards is generally made in the first quarter of the calendar year. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Benefits and Perquisites

Generally, our NEOs participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability, and basic group life insurance coverage. We also provide our employees, including our NEOs, with a 401(k) plan to assist in planning for retirement and securing appropriate income levels during retirement. Our employee benefit plans aim to attract and retain high-quality employees, including executives, by offering benefits similar to those typically provided by our competitors.

●	401(k) Plan. Our NEOs, all of whom are eligible to participate in the 401(k) plan, may elect to participate on the same basis as all other employees. In 2025, we made contributions to the NEOs’ accounts based on the contributions made by each executive. Our 401(k) plan also has Employee Stock Ownership Plan (“ESOP”) provisions. Our NEOs are eligible to participate in this feature on the same basis as all other employees. Our ESOP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The ESOP provides our employees an opportunity to purchase shares of our common stock in each participant’s 401(k) account, subject to compliance with the terms of the ESOP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of our participating employees.

●	Perquisites. We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. In 2025, we provided certain NEOs with perquisites, including business development fees.

Change-in-Control Agreements with NEOs

The Company implemented change-in-control (“CIC”) agreements for the NEOs in 2022 and 2023. Pursuant to the CIC agreement, if the executive is terminated without “cause” or resigns for “good reason”, in each case within one year following a “change in control” (as such terms are defined in the agreement), then the executive will receive: (i) a lump sum severance payment equal to a multiple of his base salary (3x, in the case of Mr. Molepske and Mr. McFarlane, or 2x, in the case of the other NEOs); (ii) a lump sum amount equal to the average cash bonus received by the executive over the previous three years; and (iii) reimbursement of health insurance coverage premiums for a specified period (three years, in the case of Mr. Molepske and Mr. McFarlane, or two years, in the case of the other NEOs). In addition, each executive’s outstanding unvested stock awards will become fully vested upon a change in control. See the Potential Payments Upon Termination or Change in Control for additional information.

Compensation Committee Report

The Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and based upon such review and discussion, the Compensation Committee recommended to Bank First’s Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Bank First’s annual report on Form 10-K for the year ended December 31, 2025 as required by Item 402(b) of Regulation S-K.

This report has been furnished by the Compensation Committee of the Board:

Peter J. Van Sistine, Chair

Erin A. Davis

Robert D. Gregorski

Stephen E. Johnson

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Bank First filing under the Securities Act of 1933, as amended (“the Securities Act”) or under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), except to the extent Bank First specifically incorporates this report by reference therein.

NAMED EXECUTIVE OFFICER COMPENSATION

This table contains information about compensation awarded to our NEOs for the fiscal years ending December 31, 2025, 2024 and 2023.

2025, 2024 and 2023 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards (b)($)	All Other Compensation (c)($)	Total Compensation ($)
Michael B. Molepske Chief Executive Officer (Director)	2025 2024 2023	805,838 783,000 662,259	463,763 421,291 350,615	463,787 421,352 350,664	67,399 73,893 71,107	1,800,787 1,699,536 1,434,645
Timothy J. McFarlane President (Director)(a)	2025 2024 2023	503,263 489,000 393,208	289,630 263,105 -	289,907 263,216 -	43,163 21,673 16,610	1,125,963 1,036,994 409,818
Kevin M. LeMahieu Chief Financial Officer	2025 2024 2023	521,788 507,000 381,180	240,233 218,232 139,050	240,317 218,402 139,255	51,527 33,049 31,785	1,053,865 976,683 691,270
Jason V. Krepline Chief Lending Officer	2025 2024 2023	310,825 302,000 296,408	143,097 129,992 128,274	143,364 130,063 128,432	42,996 27,110 28,820	640,282 589,165 581,934
Kelly M. Dvorak Chief Legal Counsel	2025 2024	308,750 300,000	106,612 64,566	106,808 64,645	23,099 15,938	545,269 445,149

(a)	Mr. McFarlane joined the Company as its President on February 11, 2023. Because he had not been employed by the Company for a full year, he was not eligible for cash incentives and stock awards in 2023.

(b)	Restricted stock awards are granted in March of each year based on the performance results of the prior year pursuant to the Equity Plan. Restricted stock awards vest equally over a three-year period from the date of grant. The table reflects the grant date fair value of the restricted stock awards granted during the applicable year, computed in accordance with FASB ASC 718. The grant date fair value of the restricted shares was based on the average of the high and low trading price of the common stock on the grant date, which amounted to $105.96 in 2025, $85.85 in 2024, and $80.17 in 2023.

(c)	Details regarding all other compensation for 2025 are outlined in the table below.

All Other Compensation for 2025

Named Executive Officer	Dividends on Unvested Stock Awards ($)(a)	Business Development ($)(b)	401K Match ($)
Michael B. Molepske	48,799	0	18,600
Timothy J. McFarlane	24,563	0	18,600
Kevin M. LeMahieu	24,128	8,799	18,600
Jason V. Krepline	15,597	8,799	18,600
Kelly M. Dvorak	8,999	0	14,100

(a)	Reflects dividends paid on unvested stock awards in 2025.

(b)	Reflects business development expenses paid in 2025.

2025 Grants of Plan-Based Awards

Name	Grant Date	Plan- based stock awards (#)(1)	Grant date fair value of stock awards ($)(2)
Michael B. Molepske	3/2/2025	4,377	$463,787
Timothy J. McFarlane	3/2/2025	2,736	$289,907
Kevin M. LeMahieu	3/2/2025	2,268	$240,317
Jason V. Krepline	3/2/2025	1,353	$143,364
Kelly M. Dvorak	3/2/2025	1,008	$106,808

(1)	Represents a restricted stock grant made on March 2, 2025, at a fair value price of $105.96, of which one-third vests on each of the first three anniversaries of the grant.

(2)	Represents the fair value of the restricted stock on the grant date, calculated in accordance with the Equity Plan and applicable accounting guidance.

Outstanding Equity Awards as of December 31, 2025

The following table presents information concerning outstanding stock awards for our NEOs as of the fiscal year ended December 31, 2025.

	Stock Awards
Named Executive Officer	Number of Shares That Have Not Vested (#)(a)	Market Value of Shares That Have Not Vested ($)(b)
Michael B. Molepske	9,107	$1,109,415
Timothy J. McFarlane	4,780	$582,300
Kevin M. LeMahieu	4,543	$553,428
Jason V. Krepline	2,897	$352,913
Kelly M. Dvorak	1,716	$209,043

(a)	Remaining unvested shares vest on a three-year ratable vesting schedule on each of 2026, 2027 and 2028.

(b)	The market value of unvested stock reflects the number of unvested shares multiplied by the December 31, 2025 closing stock price of $121.82.

Stock Vested During 2025

The following table presents information stock awards that vested for our NEOs during the fiscal year ended December 31, 2025.

Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Michael B. Molepske	5,560	$589,082
Timothy J. McFarlane	1,022	$108,281
Kevin M. LeMahieu	2,379	$252,055
Jason V. Krepline	1,892	$200,457
Kelly M. Dvorak	796	$84,336

(a)	The market value reflects the number of vested shares multiplied by the fair market value price on the date of vesting, which was $105.96.

Potential Payments Upon Termination or Change-in-Control

The table below includes the estimated compensation payable to each NEO upon (i) a termination of employment in connection with a change in control pursuant to the NEO’s change in control agreement, and (ii) a change in control, in each case as of December 31, 2025.

Qualifying Termination of Employment in Connection with Change in Control
Named Executive Officer	Compensation Salary ($)(a)	Compensation Bonus ($)(b)	Value of Unvested Shares ($)(c)
Michael B. Molepske	$2,417,514	$411,890	$1,109,415
Timothy J. McFarlane	$1,509,789	$276,368	$582,300
Kevin M. LeMahieu	$1,043,576	$199,172	$553,428
Jason V. Krepline	$621,650	$133,788	$352,913
Kelly M. Dvorak	$617,500	$73,529	$209,043

(a)	Reflects the salary portion of the NEO’s lump sum severance payment pursuant to his or her change in control agreement.
(b)	Reflects the bonus portion of the NEO’s lump sum severance payment pursuant to his or her change in control agreement.
(c)	Reflects the value of unvested shares that will become fully vested immediately upon a change in control.

CEO Pay Ratio

Below, we disclose the Company’s CEO Pay Ratio, as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K. The SEC rules require that we identify our median employee using a consistently applied compensation measure (“CACM”). We identified the median employee in 2025 by examining gross pay, excluding the CEO. This employee population included all full-time, part-time, and seasonal employees as of December 31, 2025. Once we identified our median employee, we determined the annual total compensation of our median employee for 2025. We then calculated the CEO’s and the median employee’s 2025 total compensation in a manner comparable to the CEO compensation provided in the Summary Compensation Table. This information is provided solely for compliance purposes and is not used in other compensation evaluations.

Annual Total Compensation
Mr. Molepske	$1,800,787
Median Employee(1)	$60,937
CEO Pay Ratio	30:1

Annual Total Compensation
Mr. Molepske	$1,800,787
Median Employee(2)	$68,687
CEO Pay Ratio	26:1

(1)	Reflects all full-time, part-time, or seasonal employees who were employed by the Bank as of December 31, 2025.
(2)	Reflects only full-time employees who were employed by the Bank for the entire year in 2025.

Pay Versus Performance

As required by Section 953(b) of the Dodd-Frank Act and 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of Bank First Corporation.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table (“SCT”) Total for PEO(1)	Compensation Actually Paid to PEO	Avg. SCT Total for Non-PEO NEOs(2)	Avg. Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income(4)	Diluted Earnings Per Share(5)
2025	$1,800,787	$1,870,206	$841,345	$870,547	$210.85	$125.68	$71,500,000	$7.23
2024	$1,699,536	$1,764,518	$761,998	$788,074	$162.13	$112.93	$65,560,000	$6.50
2023	$1,434,645	$1,516,712	$587,255	$596,123	$139.43	$102.64	$74,514,000	$7.28
2022	$1,331,475	$1,593,638	$582,260	$701,761	$147.30	$89.18	$45,214,000	$5.58
2021	$1,299,618	$1,392,441	$597,502	$622,248	$113.25	$113.69	$45,444,000	$5.92

(1)	Our Principal Executive Officer (“PEO”) for 2025, 2024, 2023, 2022, and 2021 was Michael B. Molepske.
(2)	In 2025 and 2024, our non-PEO NEOs were Timothy J. McFarlane, Kevin M. LeMahieu, Jason V. Krepline, and Kelly M. Dvorak. In 2023, our non-PEO NEOs were Timothy J. McFarlane, Kevin M. LeMahieu, Jason V. Krepline, and Joan A. Woldt. In 2022 and 2021, our non-PEO NEOs were Michael P. Dempsey, Kevin M. LeMahieu, Jason V. Krepline, and Joan A. Woldt.
(3)	Total shareholder return assumes a hypothetical investment of $100 in common stock on January 1, 2020, with dividends reinvested, and compares the performance of Bank First Corporation common stock to the cumulative total return of the Russell 2000 Index.
(4)	Net income of the Company as reported in the Consolidated Statements of Income in Bank First Corporation’s Annual Report on Form 10-K filed with the SEC on February 27, 2026.
(5)	Diluted earnings per share (EPS) as reported in the Consolidated Statements of Income in Bank First Corporation’s Annual Report on Form 10-K filed with the SEC on February 27, 2026.

Adjustments to Determine Compensation Actually Paid to PEO

	2025	2024	2023	2022	2021
Deduct: Value of Stock Awards included in SCT	$(463,787)	$(421,352)	$(350,664)	$(340,561)	$(332,254)
Add: Year End Fair Value of Outstanding & Unvested Equity Awards Granted in Year	$533,206	$486,334	$384,168	$453,040	$337,867
Change in Year End Fair Value of Outstanding & Unvested Equity Awards Compared to Prior Year	$46,872	$102,166	$(68,872)	$115,173	$63,631
Add: Vesting Date Fair Value of Equity Awards Granted and Vested in Year	$0	$0	$0	$0	$0
Change in Vesting Date Fair Value of Vested Equity Awards Compared to Prior Year	$47,682	$94,268	$117,435	$34,511	$23,579
Deduct: Prior Year End Fair Value of Forfeited Equity Awards During the Year
Total Adjustments	$69,419	$64,982	$82,067	$262,163	$92,823

Adjustments to Determine Compensation Actually Paid to Non-PEO NEOs

	2025	2024	2023	2022	2021
Deduct: Value of Stock Awards included in SCT	$(195,099)	$(169,082)	$(138,694)	$(141,203)	$(116,098)
Add: Year End Fair Value of Outstanding & Unvested Equity Awards Granted in Year	$224,301	$195,158	$151,946	$187,839	$118,040
Change in Year End Fair Value of Outstanding & Unvested Equity Awards Compared to Prior Year	$29,143	$43,212	$(35,893)	$69,799	$13,058
Add: Vesting Date Fair Value of Equity Awards Granted and Vested in Year	$0	$0	$0	$0	$0
Change in Vesting Date Fair Value of Vested Equity Awards Compared to Prior Year	$2,361	$25,213	$31,509	$3,066	$9,746
Deduct: Prior Year End Fair Value of Forfeited Equity Awards During the Year
Total Adjustments	$29,202	$26,076	$8,868	$119,501	$24,746

Tabular List of Financial Performance Measures

Pursuant to the requirements of Item 402(v), we provide the following list of the three most important financial performance measures used to link Compensation Actually Paid (“CAP”) (as calculated in accordance with SEC rules), to our NEOs in 2025.

●	Measure 1 – Earnings per share

●	Measure 2 – Net income

●	Measure 3 – Total shareholder return

Pay Versus Performance: Graphical Description

Pursuant to the requirements of Item 402(v), the following graphs reflect the relationships between CAP and the Company’s cumulative Total Shareholder Return, peer group Total Shareholder Return (Russell 2000 Index), and the Company’s net income and earnings per share (diluted). Please refer to the Compensation Discussion and Analysis for further discussion of how the Board and the Compensation Committee review and assess the relationship between executive compensation and Company performance.

CAP vs. EPS
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Compensation ($000s)
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
Earnings per Share (EPS)
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Non-PEO NEO Compensation Actually Paid
Earnings Per Share (EPS)

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of the Company’s common stock as of April 6, 2026, by (i) each director and director nominee of the Company, (ii) each of the named executive officers of the Company, (iii) all directors and named executive officers as a group, and (iv) all shareholders known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock.

Except as indicated below, the address for each shareholder listed in the table below is: Bank First Corporation, 402 N. 8th Street, PO Box 10, Manitowoc, Wisconsin 54221-0010.

Beneficial Owner(a)	Number of Shares(b)	Percent of Class(c)
Directors:
Mary-Kay H. Bourbulas(d)	8,126	*
Erin A. Davis(e)	2,927	*
Steven M. Eldred(f)	215,477	1.92
Robert D. Gregorski(g)	39,056	*
Stephen E. Johnson(h)	30,602	*
Phillip R. Maples(i)	5,795	*
Daniel C. McConeghy(j)	2,407	*
Timothy J. McFarlane (Executive Officer)(k)	68,646	*
Michael B. Molepske (Executive Officer)(l)	103,652	*
Todd A. Sprang(m)	1,565	*
Michael S. Stayer-Suprick(n)	4,372	*
Peter J. Van Sistine(o)	9,488	*
Named Executive Officers who are not Directors:
Kelly M. Dvorak(p)	9,261	*
Jason V. Krepline(q)	32,704	*
Kevin M. LeMahieu(r)	23,804	*
All Directors and Executive Officers (as a group):
	557,882	4.97
Principal Shareholders:
Richard S. Molepske(s)	582,547	5.19
Blackrock, Inc.(t)	692,746	6.17
Vanguard Group, Inc.(u)	598,817	5.33

(a)	Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power in the securities. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.
(b)	This amount includes shares allocated to participant accounts within the Company’s 401(k) Plan. As of April 6, 2026, the shares allocated to participant accounts within the 401(k) Plan were as follows: Kevin M. LeMahieu: 8,691; Jason V. Krepline: 25,120; Kelly M. Dvorak: 4,116.
(c)	Percentage ownership is based on 11,222,441 shares of common stock outstanding as of April 6, 2026. The asterisk (*) represents less than 1% of the total number of shares of common stock outstanding on the Record Date.
(d)	All shares held directly.
(e)	All shares held directly.
(f)	Includes 89,797 shares held in trust. All other shares held directly.
(g)	All shares held directly.
(h)	Includes 2,912 shares held as custodian for the benefit of shareholder’s children. All other shares held directly.
(i)	Includes 1,544 shares held in trust. All other shares held directly.
(j)	All shares held directly.
(k)	Includes 12,817 shares held of record by the Private Trust Company as custodian for the benefit of Timothy J. McFarlane; includes 6,309 shares held of record by the Private Trust Company as custodian for the benefit of the shareholder’s spouse; all other shares held directly.
(l)	Includes 1,082 shares held by shareholder’s spouse and 50,229 shares held in trust. All other shares held directly.
(m)	All shares held directly.
(n)	All shares held directly.
(o)	All shares held directly.
(p)	All shares held directly.
(q)	All shares held directly.
(r)	All shares held directly.

(s)	The information contained herein is based on information provided by the respective individual as of April 6, 2026. The address for Richard S. Molepske is P.O. Box 2018, Manitowoc, WI 54221-2018. Includes 41,547 shares held by the shareholder’s spouse; includes 10,000 shares held in trust for which the shareholder’s spouse serves as trustee. All other shares held directly.
(t)	The information contained herein is based on information disclosed by the Nasdaq Stock Market as of December 31, 2025. The address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
(u)	The information contained herein is based on information disclosed on Schedule 13G filed with the SEC on January 30, 2026. The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Transactions by the Company with related parties are subject to a formal written policy, regulatory requirements, and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W, which governs certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors, and principal shareholders. We have adopted policies to ensure compliance with these regulatory requirements and restrictions.

In addition, our board of directors has adopted a written policy governing the approval of related-party transactions that complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related-party transactions. The Board of Directors is responsible for reviewing and approving all related party transactions and reviewing the procedures used to identify related parties and any transactions with related parties. Under SEC regulations, the Company is required to disclose any transaction occurring in the last fiscal year or that is currently proposed in an amount that exceeds $120,000, in which the Company was or is a participant, and in which an executive officer or director of the Company, or an immediate family member thereof, had or will have a direct or indirect material interest. All transactions between the Company or the Bank and executive officers, directors, principal shareholders (that we are aware of) and affiliates thereof, will, to the best of our efforts, contain terms no less favorable to the Company or the Bank than could have been obtained by them in arms’ length negotiations with unaffiliated persons and will be reviewed and approved by the Board of Directors. In determining whether to approve a related person transaction, the Board will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Board will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person, and (iii) approved or ratified by a majority of the disinterested members of the Board.

The Company did not engage in any transactions requiring disclosure under SEC regulations in 2025.

Loans to Related Persons

The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

In accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, to the best of our knowledge, all loans to executive officers, directors, principal shareholders, and any affiliates thereof, are made in the ordinary course of business, are made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2025, no executive officer, director, principal shareholder (that we are aware of), or any affiliate of the Company or the Bank had loans outstanding at preferred interest rates or other terms from the Company or the Bank.

PROPOSAL 2 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Forvis Mazars, LLP (“Forvis”) as the independent registered public accounting firm to audit the Company’s financial statement for the fiscal year ending December 31, 2026. Although it is not required, the Board is submitting the selection of Forvis as our independent registered public accounting firm to our shareholders for ratification as a matter of good corporate governance. The Board recommends that our shareholders ratify such an appointment. Even if the shareholders ratify the appointment of Forvis, the Audit Committee, in its discretion, could decide to terminate the engagement of Forvis and engage another audit firm if it determines such action is necessary or desirable. If the required shareholder vote does not ratify the appointment, the vote will be considered in connection with the engagement of an independent auditor for 2026. The Audit Committee will reconsider the appointment and may also decide to maintain the appointment.

Representatives of Forvis will attend the Annual Meeting and have the opportunity to make a statement if they so desire. Bank First encourages all shareholders to ask questions of and provide comments to representatives of Forvis in advance of the Meeting by contacting our Shareholder Services team at (920) 652-3360 or ShareholderServices@bankfirst.com. Representatives from Forvis will be available to respond to questions at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF FORVIS MAZARS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

INFORMATION REGARDING THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company was notified that Dixon Hughes Goodman LLP, its independent registered public accounting firm, merged with BKD, LLP on June 1, 2022. The combined practice operated under the name FORVIS, LLP. Effective June 1, 2024, FORVIS, LLP merged with Mazars to form Forvis Mazars, LLP. As a result of these mergers, Forvis Mazars, LLP is the Company’s independent registered public accounting firm and has served in such capacity for the years ended December 31, 2025, 2024, 2023, and 2022.

Fees Billed by the Company’s Independent Registered Public Accounting Firms

This table presents fees for professional audit services rendered by the Company’s independent registered public accounting firm for the audit of the Company’s annual financial statements during the years ended December 31, 2025, 2024, 2023, and 2022, and fees billed for other services rendered by the firms during those periods.

Year Ended December 31	2025	2024	2023	2022
Audit fees	$557,480	$500,000	$439,250	$347,094
Audit-related fees	$0	$0	$0	$0
Tax fees	$0	$0	$0	$0
All other fees	$0	$0	$0	$0
Total	$557,480	$500,000	$439,250	$347,094

Audit fees

These amounts represent fees of the independent registered public accounting firms for the audit of our annual consolidated financial statements, the audit of internal controls over financial reporting (FDICIA), and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements.

Audit-related fees

Audit-related fees generally consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements or internal controls over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulation, due diligence related to mergers, acquisitions, and investments, and accounting consultations on applying generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls over revenue recognition, enhancing the independent auditor’s understanding of our products and controls.

Tax fees

Tax fees, of which there were none, generally fall into two categories: tax compliance and return preparation and tax planning and advice. The tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds.

All other fees

All other fees, of which there were none, consist of permitted services that do not meet the criteria above, including training activities, economic, industry, and accounting subscriptions, as well as surveys.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Forvis Mazars, LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. The Audit Committee, as permitted by its pre-approval policy, occasionally delegates the approval of certain permitted services or classes of services to a member of management. All fees paid to Forvis Mazars, LLP for the fiscal years ended December 31, 2025, 2024, 2023, and 2022 were pre-approved by the Audit Committee.

Audit Committee Report

The Audit Committee has the responsibilities and powers set forth in its charter, which include the obligation to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the SEC’s proxy rules.

Management is responsible for the preparation, presentation, and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to filing each quarterly report on Form 10-Q, and other procedures.

The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:

●	has reviewed and discussed with management the audited financial statements for the year ended December 31, 2025;

●	has discussed with Forvis Mazars, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

●	has discussed with Forvis Mazars the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

●	has received the written disclosures and the letter from Forvis Mazars, required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed the independent accountant’s independence with Forvis Mazars.

Based on this review and the discussions above, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.

Respectfully submitted by the Audit Committee of the Board,

Daniel C. McConeghy, Chair

Stephen E. Johnson

Todd A. Sprang

Michael S. Stayer-Suprick

PROPOSAL 3 –

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and related rules of the SEC, we provide our shareholders with a “say-on-pay” vote, an opportunity to vote on an advisory basis on the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. Accordingly, you may vote on the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of Bank First Corporation’s named executive officers, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure contained in the Proxy Statement.”

As discussed in detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation philosophy is designed to provide a total compensation package that is competitive with market practices while varying awards to recognize Company and individual performance. Our compensation program is designed to be performance-based, offering the opportunity to earn higher compensation (via our annual cash and long-term incentive plans) if performance warrants. The objective is to provide competitive pay for achieving performance goals consistent with the Company’s business objectives and its performance compared to the performance of other financial institutions. The Company’s philosophy is that actual compensation should exceed the market when superior performance is achieved and be lower than the market when performance falls below expectations. We firmly believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure the alignment of management and shareholder interests.

This vote is not intended to address any specific compensation item but rather the overall compensation of our named executive officers. It is also not a vote on director compensation or our compensation policies as they relate to risk management.

Because this is an advisory vote, it will not affect any compensation already paid or awarded. It will not be binding upon or overrule any decisions made by the Compensation Committee or the Board. Nevertheless, the Board and the Compensation Committee value our shareholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future-named executive officer compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY APPROVAL OF BANK FIRST CORPORATION’S NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 –

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO MODIFY SHAREHOLDER APPROVAL REQUIREMENTS FOR CERTAIN FUNDAMENTAL TRANSACTIONS

The Board of Directors recommends that shareholders approve an amendment to Article VIII of the Company’s Restated Articles of Incorporation (the “Articles”) to remove the requirement that certain mergers, acquisitions, or sales of substantially all assets be approved by the affirmative vote of 80% of the outstanding shares. This supermajority voting requirement is not mandated by Wisconsin law and is no longer necessary for the protection of shareholders. If approved, the amendment would eliminate the supermajority vote requirement and allow such transactions to be approved in accordance with the default voting standards under the Wisconsin Business Corporation Law (“WBCL”), Wisconsin Statutes Chapter 180.

The provision was originally adopted as an anti-takeover measure. However, the Board has determined that the WBCL already provides robust protections for shareholders. Moreover, supermajority requirements can limit strategic flexibility and delay or prevent value-enhancing transactions, as well as give minority shareholders disproportionate blocking power. Removing the supermajority requirement aligns the Company’s governance with modern best practices and enhances the Board’s ability to act in the best interests of all shareholders.

In addition, Section 180.11032 of the WBCL requires shareholder approval of a merger or interest exchange by a majority of all votes entitled to be cast. However, such approval is not required if all the following conditions are met:

1.	The articles of incorporation of the surviving domestic corporation will not differ, except for amendments enumerated in s. 180.1002, from its articles of incorporation before the merger.

2.	Each shareholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after.

3.	The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger.

4.	The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger of the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares of the surviving domestic corporation outstanding immediately before the merger.

The proposed amendment would revise Article VIII of the Articles to provide that, except as otherwise expressly provided in the WBCL, any (i) any merger or consolidation of the Company with one or more other corporations (regardless of which is the surviving corporation) and (ii) any sale, lease or exchange of all or substantially all of the property and assets of the Company to or with one or more other corporations, persons or other entities shall require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the matter, rather than the current requirement of the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote on the matter.

No other changes to the Articles are proposed. A complete copy of the proposed amendment to the Articles has been attached as Appendix A to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDEMENT TO THE ARTICLES OF INCORPORATION TO MODIFY SHAREHOLDER APPROVAL REQUIREMENTS FOR CERTAIN FUNDAMENTAL TRANSACTIONS.

SUBMISSION OF SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS

Shareholder Proposals

For a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2027 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of the Company at the address below. The Corporate Secretary must receive the proposal no later than December 26, 2026. The proposal will also need to comply with the SEC Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Kelly M. Dvorak

Chief Legal Counsel/Corporate Secretary

Bank First Corporation

402 N. 8th Street

P.O. Box 10

Manitowoc, WI 54221-0010

For a shareholder proposal not intended to be included in the Company’s Proxy Statement for the 2027 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice no earlier than February 15, 2027, and no later than March 15, 2027. The notice of a proposed item of business must provide information as required in the Bylaws of the Company which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.

The notice of a proposed director nomination must provide information as required in the Bylaws of the Company and the information required by Sec Rule 14a-19, if applicable. In general, our Bylaws require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. In addition, each nomination shall include a representation that the shareholder is entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to make the nomination and provide background information about the nominee.

It is the policy of the Governance and Nominating Committee to consider all timely and properly submitted nominations for directors. See the “Governance and Nominating Committee” section for a summary of the Committee’s selection process and criteria. Nominations not made in accordance with the specified requirements will be disregarded. No director nominations were received from shareholders in connection with the 2026 Annual Meeting.

Shareholder Communications

Shareholders wishing to communicate with the Board, a particular director, or the Corporate Secretary may do so in writing directed to the Corporate Secretary of the Company, Kelly M. Dvorak, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010. The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee, or any specific director to determine whether such communications require Board, committee, or personal review, response, or action. Generally, the Corporate Secretary will not forward any communication relating to Company products and services, solicitations, or other improper or irrelevant topics to the Board, any committee, or any specific director. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then she will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.

Shareholder Engagement

The Company and our Board believe that accountability to our shareholders is key to sound corporate governance principles. As such, regular and transparent communication with our shareholders is essential to our long-term success. Throughout the year, members of our management team meet regularly with some of our shareholders to discuss our corporate strategy, financial performance, long-term objectives, credit risks, capital management, enterprise risk management, corporate governance, ESG-related matters, and executive compensation. By regularly engaging with our shareholders, we provide perspective on our governance policies and executive compensation practices and seek input from these shareholders to ensure that we are addressing their questions and concerns.

Our ongoing shareholder engagement program encompasses many initiatives, including:

●	Scheduled meetings with our larger shareholders;

●	Responding to institutional and retail shareholder correspondence and inquiries;

●	Attending and participating at several industry conferences each year;

●	Regular engagement with analysts who cover the Company to reinforce key themes related to our business strategy and financial performance. This communication helps to ensure that written reports about the Company, including earnings projections, are reasonable and consistent with our stated objectives; and

●	Scheduled non-deal road shows and virtual meetings.

Throughout the year, we contacted a number of the Company’s larger shareholders. This allowed us to better understand, and address shareholder questions and concerns related to key issues, including our financial performance, the interest rate environment, our strategic objectives, and our long-term growth strategy. Feedback and perspectives shared during these engagement meetings were discussed by executive management and the Board and influenced several changes and disclosure enhancements.

We look forward to the continued enhancement of our shareholder engagement program in 2026. We are committed to an open dialogue where investor views and priorities may be gathered and discussed, informing and guiding a deliberate decision-making process with a diverse shareholder base in mind.

Householding

To further reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Upon request, the Company will promptly deliver a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who receive multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy. You can contact the Company by calling (920) 652-3244 or by writing to Corporate Secretary, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010, or by sending an email to kdvorak@bankfirst.com to request a separate copy of the proxy materials and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future.

Shareholders who beneficially own shares of our common stock held in street name may contact their broker, bank or other agent as your nominee to request information about householding.

ADDITIONAL INFORMATION

Our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, can be accessed, along with this Proxy Statement, on our corporate website under the Investor Relations tab at www.bankfirst.com. If you wish to receive a copy of any exhibit on our Annual Report on Form 10-K for the year ended December 31, 2025, we will mail these documents to you free of charge. Requests should be sent to:

Kelly M. Dvorak

Chief Legal Counsel and Corporate Secretary

Bank First Corporation

402 N. 8th Street

P.O. Box 10

Manitowoc, WI 54221-0010

The Annual Report on Form 10-K for the year ended December 31, 2025, is not, and shall not be, deemed to be a part of our proxy materials.

OTHER MATTERS

We are not aware of any business that will be presented at the Annual Meeting other than the matters described herein. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

Appendix A

PROPOSED ARTICLES OF AMENDMENT

TO
RESTATED ARTICLES OF INCORPORATION OF

BANK FIRST CORPORATION

Pursuant to the provisions of Section 180.1003 of the Wisconsin Business Corporation Law, Bank First Corporation, a Wisconsin corporation (the “Corporation”), adopts the following Articles of Amendment to its Restated Articles of Incorporation:

FIRST: Article VIII of the Corporation’s Restated Articles of Incorporation is hereby deleted in its entirety and replaced as follows:

ARTICLE VIII

SHAREHOLDER APPROVAL OF FUNDAMENTAL TRANSACTIONS

A.	Transactions Requiring Shareholder Approval. The following transactions shall require approval of the Corporations’s shareholders in accordance with this Article VIII and the Wisconsin Business Corporation Law (“WBCL”):

1.	Any plan of merger or share exchange of the Corporation with and into any other corporation for which the approval of the Corporation’s shareholders is required pursuant to the WBCL; and

2.	Any sale, lease, exchange, or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity for which the approval of the Corporation’s shareholders is required pursuant to the WBCL.

B.	Required Vote. Except as otherwise provided in this Article VIII or permitted under the WBCL, any transaction described in Section A shall require the affirmative vote of the holders of at least a majority of the votes entitled to be cast on the transaction.

C.	Voting by Classes. If the WBCL or these Articles of Incorporation require approval by one or more classes or series of shares voting separately as a class, the voting requirements of Sections A and B shall apply to each such class or series voting separately.

D.	Statutory Short-Form Merger. Notwithstanding the foregoing, the Corporation may effect a merger without shareholder approval in any circumstance permitted under Section 180.11032 of the WBCL or any successor provision.

E.	Consistency With Wisconsin Law. This Article VIII is intended to supplement, and not to limit, the requirements of the WBCL. In the event of any conflict, the WBCL shall control.

SECOND: Except as hereby expressly amended, the Restated Articles of Incorporation of the Corporation shall remain the same.

THIRD: The foregoing amendment was approved by the Board of Directors on April 21, 2026 and is being presented to the shareholders of the Corporation for approval at June 15, 2026 Annual Shareholder Meeting, in accordance with Section 180.1003 of the WBCL.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by a duly authorized officer of the Corporation on April 21, 2026.

BANK FIRST CORPORATION

By:	/s/Michael B. Molepske
Name: Michael B. Molepske
Title: Chairman and Chief Executive Officer

01 - STEVEN M. ELDRED 02 - TIMOTHY J. MCFARLANE 03 - TODD A. SPRANG 34AV For Withhold For Withhold For Withhold A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5. 049B7E 2. To ratify the appointment of Forvis Mazars, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve the compensation of the Company’s named executive officers through an advisory vote. 1. To elect three (3) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified; For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. To approve the amendment to the Company’s Restated Articles of Incorporation. 2026 Annual Shareholder Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business. MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 685310 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/BFC or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 pm (CT) on June 14, 2026. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BFC Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2026 The Chairman of the Board of Directors or the Corporate Secretary of the Corporation or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank First Corporation to be held on June 15, 2026 or at any postponement or adjournment thereof. If you are a current employee and have shares in the Bank First Retirement Plan on the record date of April 6, 2026, you are directing the Plan trustee how to vote the shares allocated to your account. If your voting instructions are not returned on or before June 8, 2026, you will have given the trustee the authority to vote on your behalf. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, and FOR items 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Bank First Corporation C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. 2026 Annual Meeting of Bank First Corporation Shareholders June 15, 2026, 4:00 pm CT Franciscan Center for Music Education and Performance 6751 Calumet Avenue, Manitowoc, Wisconsin 54220